UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESP RESOURCES, INC.
(Exact Name of Registrant in its Charter)

NEVADA	2800	98-0440762
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1255 Lions Club Road
Scott, LA 70583
T: (480) 272-7290
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

David Dugas, President
1255 Lions Club Road
Scott, LA 70583
T: (480) 272-7290
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

VINCENT & REES, L.C.
Attn: David M. Rees
175 South Main, 15th Floor
Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller Reporting Company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	18,028,871	$0.28	$5,000,000	$360
Total	18,028,871	$0.28	$5,000,000	$360

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2010

Prospectus
18,028,871 shares

ESP RESOURCES, INC.
Common Stock

This prospectus relates to the sale of up to 18,028,871 shares of our common stock by Lincoln Park Capital Fund, LLC.  LPC is sometimes referred to in this prospectus as the selling shareholder.  The prices at which LPC may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive proceeds from the sale of our shares by LPC.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on the Nasdaq Over-the-counter Bulletin Board Market under the symbol "ESPI" On October 14, 2010, the last reported sale price for our common stock as reported on the Nasdaq Over-the-counter Bulletin Board Market was $0.12 per share.

The selling shareholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

Investing in our stock involves substantial risks. See “Risk Factors” beginning on page 4.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
FORWARD LOOKING STATEMENTS	13
USE OF PROCEEDS	14
PLAN OF DISTRIBUTION	18
DIVIDEND POLICY	26
FINANCIAL STATEMENTS	F-1 - F-52

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus

i

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and "ESPI" refer to ESP Resources, Inc.

Business

We were incorporated on October 27, 2004, in the State of Nevada. Our principal offices are located at 1255 Lions Club Road, Scott, LA 70583.

Effective September 28, 2007, we completed a merger with our subsidiary, Pantera Petroleum Inc., a Nevada corporation. As a result, we changed our name from “Arthro Pharmaceuticals, Inc.” to “Pantera Petroleum Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective September 28, 2007, we effected a sixteen (16) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 common shares to 1,200,000,000 common shares - with the same par value of $0.001. At that time, our issued and outstanding share capital increased from 6,970,909 common shares to 111,534,544 common shares. The name change and forward stock split became effective with the OTC Bulletin Board at the opening for trading on September 28, 2007 under the new stock symbol “PTPE”.

In December 2008, the Company entered into an agreement with ESP Resources, Inc., a Delaware corporation (ESP Delaware), whereby the Company acquired 100% ownership of ESP Delaware in exchange for 292,682,297 common shares. As a result of this acquisition, we changed our name from “Pantera Petroleum, Inc.” to “ESP Resources, Inc.” On January 27, 2009, we effected a one (1) for twenty (20) reverse stock split of our common stock and received a new ticker symbol. The name change and reverse stock split became effective with the OTC Bulletin Board at the opening of trading on January 27, 2009 under the new symbol “ESPI”. Our new CUSIP number is 26913L104.

We are an exploration stage company engaged in the acquisition of prospective oil and gas properties, and through our wholly owned subsidiary, ESP Petrochemicals, Inc. (“ESPPI”), we are a custom formulator of specialty chemicals for the energy industry.

ESPI’s Address and phone number are:

ESP Resources, Inc., 1255 Lions Club Road, Scott, LA 70583, (337) 706-7056.

The Offering

On September 16, 2010, we executed a purchase agreement (the “Purchase Agreement”) and a registration rights agreement with LPC, pursuant to which LPC has purchased 666,667 shares of our common stock together with warrants to purchase an equivalent number of shares at an exercise price of $.20 per share, for total consideration of $100,000.   The warrants have a term of five years and the underlying shares are not being registered and are not a part of this offering. Under the Purchase Agreement, we also have the right to sell to LPC up to an additional $4,900,000 of our common stock at our option as described below.

Pursuant to the registration rights agreement, we have filed a registration statement that includes this prospectus with the Securities and Exchange Commission (the “SEC”) covering the shares that have been issued or may be issued to LPC under the Purchase Agreement.  We do not have the right to commence any additional sales of our shares to LPC until the SEC has declared effective the registration statement of which this Prospectus is a part.  After the registration statement is declared effective, over approximately 30 months, generally we have the right to direct LPC to purchase up to an additional $4,900,000 of our common stock in amounts up to $25,000 as often as every two business days under certain conditions. We can also accelerate the amount of our stock to be purchased under certain circumstances.  No sales of shares may occur below $.10 per share.  The purchase price of the shares will be based on the market prices of our shares at the time of sale as computed under the Purchase Agreement without any fixed discount.  We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business days notice.  We issued 1,181,102 shares of our stock to LPC as a commitment fee for entering into the agreement, and we may issue up to 1,181,102 shares pro rata as LPC purchases the up to the additional $4,900,000 of our stock as directed by us.

As of October 11, 2010, there were 67,814,026 shares outstanding (60,228,743 shares held by non-affiliates) excluding the 1,847,769 shares offered by LPC pursuant to this Prospectus which we have issued.  18,028,871 shares are offered hereby consisting of 666,667 shares that we have sold, with 666,667 warrant shares that are not part of this offering, to LPC for $100,000, 15,000,000 additional shares that we may sell to LPC, 1,181,102 shares we have issued as a commitment fee, and 1,181,102 shares that we may issue as a commitment fee pro rata as up to $4,900,000 of our stock is purchased by LPC.  If all of the 18,028,871 shares offered by LPC hereby were issued and outstanding as of the date hereof, such shares would represent 21% of the total common stock outstanding or 30% of the non-affiliates shares outstanding, as adjusted, as of the date hereof.  The number of shares ultimately offered for sale by LPC is dependent upon the number of shares that we sell to LPC under the Purchase Agreement.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

For the Period
June 30, 2009 to
June 30, 2010
Income Statement Data:	(Unaudited)

Revenue	$3,806,534
Cost of Goods Sold	1,719,240

Gross Profit	$2,087,294

Expenses:
General and administrative	4,498,793
Impairment charges	1,126,270
Depreciation and amortization	191,280
Total Expense	5,816,343

Loss from Operations	$(3,729,049)

Other Expense	(486,094)

Net Loss	$(4,215,143)

Net Loss Per Share (basic and diluted)	$(0.02)

As of
June 30, 2010
Balance Sheet Data:	(Unaudited)

Total Assets	$3,624,926

Total Liabilities	$3,672,270

Total Stockholders' Deficit	$(47,344)

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred losses totaling $4,790,267 for the year ended December 31, 2009. As of December 31, 2009, we had a working capital deficit of $1,051,051. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that costs increase beyond our expectations, such as drilling and completion costs, or we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans. If adequate additional financing is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

We will require additional financing to sustain our operations and without it we may not be able to continue operations

As of June 30, 2010, we had a working capital deficit of $821,262 and an operating cash flow deficit of $280,110 for the six months ended June 30, 2010.  We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries.  Therefore, we need additional funds to continue these operations and to expand our business.

We may direct LPC to purchase up to an additional $4,900,000 worth of shares of our common stock under our agreement over a 30 month period generally in amounts of up to $25,000 every 2 business days.  However, LPC shall not have the right nor the obligation to purchase any shares of our common stock on any business day that the market price of our common stock is less than $.10.  Assuming a purchase price of $0.12 per share (the closing sale price of the common stock on October 14, 2010) and the purchase by LPC of the full 15,666,667 purchase shares under the purchase agreement, proceeds to us would only be $1,880,000.

The extent we rely on LPC as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources.  Specifically, LPC shall not have the right nor the obligation to purchase any shares of our common stock on any business days that the market price of our common stock is less than $.10.  If obtaining sufficient funding from LPC were to prove unavailable or prohibitively dilutive and if we are unable to sell enough of our products, we will need to secure another source of funding in order to satisfy our working capital needs.  Even if we sell all $5,000,000 under the common stock purchase agreement to LPC, we may still need additional capital to fully implement our business, operating and development plans.  Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

The sale of our common stock to LPC may cause dilution and the sale of the shares of common stock acquired by LPC could cause the price of our common stock to decline.

In connection with entering into the purchase agreement with LPC, we authorized the sale to LPC of up to 18,028,871 shares of our common stock.  The number of shares ultimately offered for sale by LPC under this prospectus is dependent upon the number of shares purchased by LPC under the agreement. The purchase price for the common stock to be sold to LPC pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All 18,028,871 shares registered in this offering are expected to be freely tradable.  It is anticipated that shares registered in this offering will be sold over a period of up to 30 months from the date of this prospectus.  Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline.  We can elect to direct purchases in our sole discretion, but no sales may occur if the price of our common stock is below $.10 and therefore, LPC may ultimately purchase all, some or none of the 16,181,102 shares of common stock not yet issued but registered in this offering.  After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to LPC by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.  However, we have the right to control the timing and amount of any sales of our shares to LPC and the agreement may be terminated by us at any time at our discretion without any cost to us.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have a history of losses and fluctuating operating results.

From inception through to December 31, 2009, we have incurred aggregate losses of $7,880,166. Our net loss for the year ended December 31, 2009 was $4,790,267. Our net loss for the period beginning December 31, 2009 and ending June 30, 2010 was $960,899.  There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the general economic cycle, the market price of oil and gas and exploration and development costs. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations.

Until such time as we generate revenues, we expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our properties enter commercial production.

We have a limited operating history upon which to base financial performance, making it difficult for prospective investors to assess the value of our stock, and if we are not successful in continuing to grow our business, then we may have to scale back our operations and may not be able to continue as a going concern.

We have limited history of revenues from operations. Our wholly owned petrochemicals business, ESP Petrochemicals, Inc., was formed in November 2006 and began operations in February 2007 and has limited operating history. Accordingly, our business has very limited operating results and therefore it is impossible for an investor to assess the performance of the company or to determine whether the company will ever become profitable. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.

Our company has a limited operating history and must be considered in the development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and production program as well as the successful growth of our recently acquired petrochemicals business line. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, we may not be able to continue as a going concern and investors may lose some or all of their investment in our company.

Due to the speculative nature of the exploration of oil and gas properties, there is substantial risk that aspect of our business will fail.

The business of oil and gas exploration and development is highly speculative involving substantial risk. There is generally no way to recover any funds expended on a particular property unless reserves are established and unless we can exploit such reserves in an economic manner. We can provide investors with no assurance that any property interest that we may acquire will provide commercially exploitable reserves. Any expenditure by our company in connection with locating, acquiring and developing an interest in a mineral or oil and gas property may not provide or contain commercial quantities of reserves.

Our specialty chemical business will be dependent on the oil and gas industry which has historically been volatile and could negatively affect our results of operations.

Demand for our oil and gas field specialty chemical products and services depends in large part upon the level of exploration and production of oil and gas and the industry's willingness to spend capital on environmental and oil and gas field services, which in turn depends on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the discovery rate of new oil and gas reserves and the ability of oil and gas companies to raise capital. Domestic and international political, military, regulatory and economic conditions also affect the industry.

Prices for oil and gas historically have been volatile and have reacted to changes in the supply of and the demand for oil and natural gas, domestic and worldwide economic conditions and political instability in oil producing countries. No assurance can be given that current levels of oil and gas activities will be maintained or that demand for our services will reflect the level of such activities. Prices for oil and natural gas are expected to continue to be volatile and affect the demand for specialty chemical products and services such as ours. A material decline in oil or natural gas prices or activities could materially affect the demand for our products and services and, therefore, our financial condition.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the supply of specialty chemicals to the petroleum industry. We are also engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues from our oil and gas exploration properties nor have we realized a profit from our oil and gas exploration operations to date and there is little likelihood that we will generate any revenues or realize any profits from such operations in the short term. Any profitability in the future from our business will be dependent upon the successful growth of ESPPI’s petrochemicals business as well as locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since have not generated any revenues from our oil and gas explorations and our petrochemical operations are in an early stage of development, we will have to raise additional monies through the sale of our equity securities or debt in order to continue business operations.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The oil and gas industry in general is cyclical in nature. It tends to reflect and be amplified by general economic conditions, both domestically and abroad. Historically, in periods of recession or periods of minimal economic growth, the operations of oil and gas companies have been adversely affected. Certain end-use markets for oil and petroleum products experience demand cycles that are highly correlated to the general economic environment which is sensitive to a number of factors outside our control.

A recession or a slowing of the economy could have a material adverse effect on our financial results and proposed plan of operations. A recession may lead to significant fluctuations in demand and pricing for oil and gas. If we elect to proceed with the development of any of our property interests, our profitability may be significantly affected by decreased demand and pricing of oil and gas. Reduced demand and pricing pressures will adversely affect our financial condition and results of operations. We are not able to predict the timing, extent and duration of the economic cycles in the markets in which we operate.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is very intense and there is no assurance that we will be successful in acquiring additional property interests.

The oil and gas industry is very competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and gas interests, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

We are required to obtain licenses and permits from various governmental authorities. We anticipate that we will be able to obtain all necessary licenses and permits to carry on the activities which we intend to conduct, and that we intend to comply in all material respects with the terms of such licenses and permits. However, there can be no guarantee that we will be able to obtain and maintain, at all times, all necessary licenses and permits required to undertake our proposed exploration and development or to place our properties into commercial production. In the event that we proceed with our operation without necessary licenses and permits, we may be subject to large fines and possibly even court orders and injunctions to cease operations.

The potential costs of environmental compliance in our petrochemical business could have a material negative economic impact on our operations and financial condition.

Our specialty chemical business is subject to federal, state and local environmental laws, rules, regulations, and ordinances, including those concerning emissions and discharges, and the generation, handling, storage, transportation, treatment, disposal and import and export of hazardous materials (“Environmental Laws”). The operation of the Company's facilities and the distribution of chemical products entail risks under Environmental Laws, many of which provide for substantial remediation costs in the event of discharges of contaminants and fines and sanctions for violations. Violations of Environmental Laws could result in the imposition of substantial criminal fines and penalties against the Company and their officers and employees in certain circumstances. The costs associated with responding to civil or criminal matters can be substantial. Also, significant civil or criminal violations could adversely impact the Company's marketing ability in the region served by the Company. Compliance with existing and future Environmental Laws may require significant capital expenditures by the Company.

There can be no assurance that past or future operations will not result in the Company incurring material environmental liabilities and costs or that compliance with Environmental Laws will not require material capital expenditures by the Company, each of which could have a material adverse effect on the Company's results of operations and financial condition. The Company knows of no existing contamination sites where the company supplies petrochemicals for their current customer locations. The title for the chemicals that ESP supplies to their customer base passes from ESP to the customer upon delivery of the chemical to the customer location. We have insurance that covers accidental spillage and cleanup at our blending location and for transportation to the customer location; however, the customer is responsible for the integrity of the chemical once the chemical blend is delivered to the receiving point of the customer.

The Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. Although the Company has obtained insurance and indemnities for certain contamination conditions, such insurance and indemnities are limited.

Operating hazards in our petrochemical business could have a material adverse impact on our operations and financial condition.

Our specialty chemicals operations are subject to the numerous hazards associated with the handling, transportation, blending, storage, sale, ownership and other activities relating to chemicals. These hazards include, but are not limited to, storage tank or pipeline leaks and ruptures, explosions, fires, chemical spills, discharges or releases of toxic substances or gases, mechanical failures, transportation accidents, any of which could materially and adversely affect the Company. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment, environmental damage and may result in suspension of operations.

The Company will maintain insurance coverage in the amounts and against the risks it believes are in accordance with industry practice, but this insurance will not cover all types or amounts of liabilities. The Company currently has spillage, transportation, and handling insurance. No assurance can be given either that (i) this insurance will be adequate to cover all losses or liabilities the Company may incur in its operations or (ii) the Company will be able to maintain insurance of the types or at levels that are adequate or at reasonable rates.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted, and no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured against all possible environmental risks.

Any future operations will involve many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

In the course of the exploration, acquisition and development of mineral properties, several risks and, in particular, unexpected or unusual geological or operating conditions may occur. Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution. It is not always possible to fully insure against such risks, and we do not currently have any insurance against such risks nor do we intend to obtain such insurance in the near future due to high costs of insurance. Should such liabilities arise, they could reduce or eliminate any future profitability and result in an increase in costs and a decline in value of the securities of our company.

We are not insured against most environmental risks. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) has not been generally available to companies within the industry. We will periodically evaluate the cost and coverage of such insurance. If we became subject to environmental liabilities and do not have insurance against such liabilities, the payment of such liabilities would reduce or eliminate our available funds and may result in bankruptcy. Should we be unable to fully fund the remedial cost of an environmental problem, we might be required to enter into interim compliance measures pending completion of the required remedy.

Resource exploration involves many risks, regardless of the experience, knowledge and careful evaluation of the property by our company. These hazards include unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explosions and the inability to obtain suitable or adequate machinery, equipment or labour.

Operations in which we will have a direct or indirect interest will be subject to all the hazards and risks normally incidental to the exploration, development and production of resource properties, any of which could result in damage to or destruction of producing facilities, damage to life and property, environmental damage and possible legal liability for any or all damage. We do not currently maintain liability insurance and may not obtain such insurance in the future. The nature of these risks is such that liabilities could represent a significant cost to our company, and may ultimately force our company to become bankrupt and cease operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and/or our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key personnel and there is no guarantee that we could find a comparable replacement.

We may be unable to retain key employees or consultants or recruit additional qualified personnel. Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of our President, David Dugas and our CEO, Chris Metcalf. Neither of these executives’ lives is insured for the benefit of the Company by key man life insurance. We may not have the financial resources to hire a replacement if we lost the services of Mr. Dugas or Mr. Metcalf. The loss of service of Mr. Dugas or Mr. Metcalf could therefore significantly and adversely affect our operations.

The specialty chemicals business is highly competitive and the competition may adversely affect our results of operations.

Our business faces significant competition from major international producers as well as smaller regional competitors. Our most significant competitors include major chemicals and materials manufacturers and diversified companies, a number of which have revenues and capital resources far exceeding ours. Substitute products also exist for many of our products. Therefore, we face substantial risk that certain events, such as new product development by our competitors, changing customer needs, production advances for competing products, price changes in raw materials, could result in declining demand for our products as our customers switch to substitute products or undertake manufacturing of such products on their own. If we are unable to develop and produce or market our products to effectively compete against our competitors, our results of operations may materially suffer.

We are dependent on only a few major customers and the loss of any one of these customers could have a material adverse impact on our business.

ESPPI has a total of forty customers, three of which are major customers that together account for 39% of accounts receivable at December 31, 2009 and four of which account for 63% of the total revenues earned for the year ended December 31, 2009. The loss of one of our major customers would have a serious material negative economic impact on our company and our ability to continue. There is no guarantee that we could replace one of these customers and if we were able to replace them, there is no guarantee that the revenues would be equal.

Need for additional employees

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract or retain highly qualified personnel.

Competition for skilled personnel in the oil and gas industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company’s inability to attract skilled management personnel and other employees as needed could have a material adverse effect on the Company’s business, operating results and financial condition. The Company’s arrangement with its current employees is at will, meaning its employees may voluntarily terminate their employment at any time. The Company anticipates that the use of stock options, restricted stock grants, stock appreciation rights, and phantom stock awards will be valuable in attracting and retaining qualified personnel. However, the effects of such plan cannot be certain.

We may never pay any dividends to shareholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

RISKS RELATED TO OUR COMMON STOCK

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations .

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’S Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’S website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that ESPI files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholder.  We will receive no proceeds from the sale of shares of common stock in this offering.  However, we may receive proceeds up to $5,000,000 under the purchase agreement.  Any proceeds from LPC we receive under the stock purchase agreement will be used primarily to fund the expansion of our specialty chemicals business including the purchase of equipment and the addition of personnel for our analytical services to our existing customers and prospective customers within the United States.  Some of the proceeds may be used to acquire existing companies with existing revenues, customers and assets in order to accelerate our growth, although there are no specific acquisition candidates targeted at this time.

THE LPC TRANSACTION

General

On September 16, 2010, we executed a Purchase Agreement and a registration rights agreement with LPC, pursuant to which LPC has purchased 666,667 shares of our common stock together with warrants to purchase an equivalent number of shares, such warrant shares are not included in this offering, at an exercise price of $.20 per share, for total consideration of $100,000.   The warrants have a term of five years. Under the Purchase Agreement, we also have the right to sell to LPC up to an additional $4,900,000 of our common stock at our option as described below.

Pursuant to the registration rights agreement, we have filed a registration statement that includes this prospectus with the Securities and Exchange Commission (the “SEC”) covering the shares that have been issued or may be issued to LPC under the Purchase Agreement.  We do not have the right to commence any additional sales of our shares to LPC until the SEC has declared effective the registration statement of which this Prospectus is a part.  After the registration statement is declared effective, over approximately 30 months, generally we have the right to direct LPC to purchase up to an additional $4,900,000 of our common stock in amounts up to $25,000 as often as every two business days under certain conditions. We can also accelerate the amount of our stock to be purchased under certain circumstances.  No sales of shares may occur below $.10 per share.  The purchase price of the shares will be based on the market prices of our shares at the time of sale as computed under the Purchase Agreement without any fixed discount.  We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business days notice.  We issued 1,181,102 shares of our stock to LPC as a commitment fee for entering into the agreement, and we may issue up to 1,181,102 shares pro rata as LPC purchases the up to the additional $4,900,000 of our stock as directed by us.

As of October 11, 2010, there were 67,814,026 shares outstanding (60,228,743 shares held by non-affiliates) excluding the 1,847,769 shares offered by LPC pursuant to this Prospectus which we have issued.  18,028,871 shares are offered hereby consisting of 666,667 shares that we have sold, with 666,667 warrant shares that are not part of this offering, to LPC for $100,000, 15,000,000 additional shares that we may sell to LPC, 1,181,102 shares we have issued as a commitment fee, and 1,181,102 shares that we may issue as a commitment fee pro rata as up to $4,900,000 of our stock is purchased by LPC.  If all of the 18,028,871 shares offered by LPC hereby were issued and outstanding as of the date hereof, such shares would represent 21% of the total common stock outstanding or 30% of the non-affiliates shares outstanding, as adjusted, as of the date hereof.  The number of shares ultimately offered for sale by LPC is dependent upon the number of shares that we sell to LPC under the Purchase Agreement.

Purchase of Shares under the Common Stock Purchase Agreement

Under the common stock purchase agreement, on any business day selected by us and as often as every two business days, we may direct LPC to purchase up to $25,000 of our common stock.  The purchase price per share is equal to the lesser of:

●	the lowest sale price of our common stock on the purchase date; or

●	the average of the three (3) lowest closing sale prices of our common stock during the twelve (12) consecutive business days prior to the date of a purchase by LPC.

The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

In addition to purchases of up to $25,000, we may direct LPC as often as every two business days to purchase up to $75,000 of our common stock provided on the purchase date our share price is not below $.25 per share.  We may increase this amount:  up to $150,000 of our common stock provided on the purchase date our share price is not below $.40 per share; up to $300,000 of our common stock provided on the purchase date our share price is not below $.65 per share; up to $500,000 of our common stock provided on the purchase date our share price is not below $.85 per share.  The price at which LPC would purchase these accelerated amounts of our stock will be the lesser of (i) the lowest sale price of our common stock on the purchase date and (ii) the lowest purchase price (as described above) during the previous ten (10) business days prior to the purchase date.

Minimum Purchase Price

Under the common stock purchase agreement, we have set a minimum purchase price (“floor price”) of $.10.  However, LPC shall not have the right nor the obligation to purchase any shares of our common stock in the event that the purchase price would be less than the floor price. Specifically, LPC shall not have the right or the obligation to purchase shares of our common stock on any business day that the market price of our common stock is below $.10.

Events of Default

Generally, LPC may terminate the common stock purchase agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

●
the effectiveness of the registration statement of which this prospectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to LPC for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

●	suspension by our principal market of our common stock from trading for a period of three (3) consecutive business days;

●
the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the NYSE AMEX;

●	the transfer agent‘s failure for five (5) business days to issue to LPC shares of our common stock which LPC is entitled to under the common stock purchase agreement;

●
any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse effect on us subject to a cure period of five (5) business days; or

●	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

●	a material adverse change in our business.

Our Termination Rights

We have the unconditional right at any time for any reason to give notice to LPC terminating the common stock purchase agreement without any cost to us.

No Short-Selling or Hedging by LPC

LPC has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

Effect of Performance of the Common Stock Purchase Agreement on Our Stockholders

All 18,028,871 shares registered in this offering are expected to be freely tradable.  It is anticipated that shares registered in this offering will be sold over a period of up to 30 months from the date of this prospectus.  The sale by LPC of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.  LPC may ultimately purchase all, some or none of the 16,181,102 shares of common stock not yet issued but registered in this offering.  After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to LPC by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to LPC and the agreement may be terminated by us at any time at our discretion without any cost to us.

In connection with entering into the agreement, we authorized the sale to LPC of up to 18,028,871 shares of our common stock exclusive of the 1,181,102 commitment shares issued, the 1,181,102 commitment shares that may be issued and the 666,667 shares underlying the warrant and that are not part of this offering.  We will sell no more than 18,028,871 shares to LPC under the common stock purchase agreement 15,666,667 of which are included in this offering.  We have the right to terminate the agreement without any payment or liability to LPC at any time, including in the event that all $5,000,000 is sold to LPC under the common stock purchase agreement.   The number of shares ultimately offered for sale by LPC under this prospectus is dependent upon the number of shares purchased by LPC under the agreement.  The following table sets forth the amount of proceeds we would receive from LPC from the sale of shares that are registered in this offering at varying purchase prices:

Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase (1) (2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to LPC (3)	Proceeds from the Sale of Shares to LPC Under the LPC Purchase Agreement
$.10 (4)	16,020,194	18.7%	$1,566,667
$.12(5)	16,119,824	18.8%	$1,880,000
$.20	16,406,824	19.1%	$3,133,333
$.30	16,776,903	19.4%	$4,700,000
$.40	13,681,102	16.4%	$5,000,000
____________________

(1)
Although the LPC Purchase Agreement provides that we may sell up to $5,000,000 of our common stock to LPC, we are only registering 15,666,667 shares to be purchased thereunder, which may or may not cover all such shares purchased by LPC under the LPC Purchase Agreement, depending on the purchase price per share.  As a result, we have included in this column only those shares which are registered in this offering.

(2)
The number of registered shares to be issued includes the additional commitment shares issuable to LPC (but not the initial commitment shares), and no proceeds will be attributable to such commitment shares.

(3)
The denominator is based on 69,661,795 shares outstanding as of October 11, 2010, which includes the 666,667 shares previously issued to LPC, which shares are a part of this offering, the 1,181,102 initial commitment shares and the number of shares set forth in the adjacent column which includes the additional commitment shares issued pro rata as up to $5,000,000 of our stock is purchased by LPC.  The numerator is based on the number of shares issuable under the common stock purchase agreement at the corresponding assumed purchase price set forth in the adjacent column.  The number of shares in such column does not include shares that may be issued to LPC which are not registered in this offering.

(4)	Under the LPC Purchase Agreement, we may not sell and LPC may not purchase any shares in the event the purchase price of such shares is below $.10.
(5)	The closing sale price of our shares on October 14, 2010.

THE SELLING STOCKHOLDER

The following table presents information regarding the selling stockholder.  Neither the selling  stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering	Shares to be Sold in the Offering Assuming The Company Issues The Maximum Number of Shares Under the Purchase Agreement	Percentage of Outstanding Shares Beneficially Owned After Offering
Lincoln Park Capital Fund, LLC (1)	1,847,769(2)	2.65%(2)	18,028,871	*
____________
*less than 1%

(1)
Josh Scheinfeld and Jonathan Cope, the principals of LPC, are deemed to be beneficial owners of all of the shares of common stock owned by LPC. Messrs. Scheinfeld and Cope have shared voting and disposition power over the shares being offered under this Prospectus.

(2)
1,847,769 shares of our common stock have been previously acquired by LPC under the Purchase Agreement, consisting of 666,667 shares purchased by LPC and 1,181,102 shares we issued to LPC as a commitment fee.  We may at our discretion elect to issue to LPC up to an additional 16, 181,102 shares of our common stock that are included in this offering such shares are not included in determining the percentage of shares beneficially owned before the offering.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

The common stock offered by this prospectus is being offered by Lincoln Park Capital Fund, LLC, the selling shareholder.  The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents
●	“at the market” into an existing market for the common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling  shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

LPC is an “underwriter” within the meaning of the Securities Act.

Neither we nor LPC can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between LPC, any other  shareholder , broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.  We have also agreed to indemnify LPC and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

LPC and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

We have advised LPC that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by LPC.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our Articles of Incorporation authorizes the issuance of 1,200,000,000 shares of common stock, $0.001 par value per share, 67,814,026 shares were outstanding as of the date of this prospectus excluding the 1,847,769 shares offered by LPC pursuant to this Prospectus which we have issued. Upon issuance of the 18,028,871 shares registered under this Prospectus, we will have outstanding 85,842,897 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of ESPI, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders, if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	20 to 33%

●	33% to 50%

●	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

Vincent & Rees of 175 South Main St, Suite 1500, Salt Lake City, UT 84111 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. Vincent & Rees has been issued approximately 1,200,000 shares of common stock as consideration for a portion of their legal fees earned in the past and in connection with services to be provided in the future.

INFORMATION WITH RESPECT TO THE COMPANY

Description of Business

Corporate History

We were incorporated on October 27, 2004, in the State of Nevada. Our principal offices are located at 1255 Lions Club Road, Scott, LA 70583.

Effective September 28, 2007, we completed a merger with our subsidiary, Pantera Petroleum Inc., a Nevada corporation. As a result, we changed our name from “Arthro Pharmaceuticals, Inc.” to “Pantera Petroleum Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective September 28, 2007, we effected a sixteen (16) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 common shares to 1,200,000,000 common shares - with the same par value of $0.001. At that time, our issued and outstanding share capital increased from 6,970,909 common shares to 111,534,544 common shares. The name change and forward stock split became effective with the OTC Bulletin Board at the opening for trading on September 28, 2007 under the new stock symbol “PTPE”.

In December 2008, the Company entered into an agreement with ESP Resources, Inc., a Delaware corporation (ESP Delaware), whereby the Company acquired 100% ownership of ESP Delaware in exchange for 292,682,297 common shares. As a result of this acquisition, we changed our name from “Pantera Petroleum, Inc.” to “ESP Resources, Inc.” On January 27, 2009, we effected a one (1) for twenty (20) reverse stock split of our common stock and received a new ticker symbol. The name change and reverse stock split became effective with the OTC Bulletin Board at the opening of trading on January 27, 2009 under the new symbol “ESPI”. Our new CUSIP number is 26913L104.

Business

We are an exploration stage company engaged in the acquisition of prospective oil and gas properties, and through our wholly owned subsidiary, ESP Petrochemicals, Inc. (“ESPPI”), we are a custom formulator of specialty chemicals for the energy industry.

ESP Petrochemicals, Inc.

Through our wholly owned subsidiary, ESP Petrochemicals Inc., we are a custom formulator of specialty chemicals for the energy industry. ESPPI’s more specific mission is to provide applications of surface chemistry to service all facets of the fossil energy business via a high level of innovation. ESPPI is focusing its efforts on solving problems in a highly complex integration of processes to achieve the highest level of quality petroleum output. Listening to its customers with their changing demands and applying its skills as chemical formulators enables ESPPI to measure its success in this endeavor.

ESPPI acts as manufacturer, distributor and marketer of specialty chemicals. ESPPI supplies specialty chemicals for a variety of oil field applications including separating suspended water and other contaminants from crude oil, pumping enhancement, and cleaning, as well as a variety of fluids and additives used in the drilling and production process. At each drilling site or well that is in production, there exist a number of factors that make each site unique. These include the depth of the producing formation, the bottom-hole temperature of the producing well, the size of the well head through which the producing fluids flow, the size and pressure ratings of the production equipment, including the separators, heater-treaters, compression equipment, size of production tubulars in the wellbore, size of the storage tanks on the customers location, and pressure ratings of the sales lines for the oil and gas products. Wells that are operating short distances from each other in the same field can have very different characteristics. This variance in operating conditions, chemical makeup of the oil, and the usage of diverse equipment requires a very specific chemical blend to be used if maximum drilling and production well performance is to be attained.

ESPPI's goal is first, to solve the customer’s problem at the well and optimize drilling or production, and secondly, the sale of product. Typically, the ESPPI team may gather information at a well site and enter this data into the analytical system at the company’s labs in Lafayette, Louisiana. The system provides testing parameters and reproduces conditions at the wellhead. This allows the ESPPI chemist to design and test a new chemical blend in a very short time. In many cases, a new blend may be in service at the well in as little as 24 hours.

Principal Products

Petrochemicals: Through ESPPI, we are a custom formulator of specialty chemicals for the energy industry. ESPPI’s more specific mission is to provide applications of surface chemistry to service all facets of the fossil energy business via a high level of innovation. ESPPI is focusing its efforts on solving problems in a highly complex integration of processes to achieve the highest level of quality petroleum output. Listening to its customers with their changing demands and applying its skills as chemical formulators enables ESPPI to measure its success in this endeavor.

ESPPI acts as manufacturer, distributor and marketer of specialty chemicals. ESPPI supplies specialty chemicals for a variety of oil field applications including separating suspended water and other contaminants from crude oil, pumping enhancement, and cleaning, as well as a variety of fluids and additives used in the drilling and production process.

ESPPI currently offers production chemicals, drilling chemicals, waste remediation chemicals, cleaners and waste treatment chemicals:

●
Surfactants that are highly effective in treating production and injection problems at the customer well- head. Well completion and work-over chemicals that maximize productivity from new and existing wells. Bactericides that kill water borne bacterial growth, thus preventing corrosion and plugging of the customer well-head and flowline.

●	Scale compounds that prevent or treat scale deposits.

●	Corrosion inhibitors, which are organic compounds that form a protective film on metal surfaces to insulate the metal from its corrosive environment.

●	Antifoams that provide safe economic means of controlling foaming problems.

●	ESPPI emulsion breakers, which are chemicals specially formulated for crude oils containing produced waters.

●	Paraffin chemicals that inhibit and/or dissolve paraffin to prevent buildup. Their effectiveness is not diminished when used in conjunction with other chemicals.

●	Water Clarifiers that solve any and all of the problems associated with purifying effluent water, improve appearance, efficiency and productivity.

Oil and Gas Exploration: As of the date of this annual report, we have not discovered any economically viable resource or reserve on the properties in which we have an interest. Therefore, our oil and gas exploration projects were determined to be fully impaired, as of December 31, 2009.

Distribution Methods

ESP Petrochemicals, Inc.: ESPPI's goal is first, to solve the customer’s problem at the well and optimize drilling or production, and secondly, the sale of product. Typically, the ESPPI team may gather information at a well site and enter this data into the analytical system at the company’s labs in Lafayette, Louisiana. The system provides testing parameters and reproduces conditions at the wellhead. This allows the ESPPI chemist to design and test a new chemical blend in a very short time. In many cases, a new blend may be in service at the well in as little as 24 hours.

Once the chemical blend has been formulated and decided, the chemical is placed in service at the wellhead of the customer by delivering a storage tank, called a “day tank”, at the customer’s well-site location and filling the tank with the custom blended chemical. The tank is tied to a pressure pump that provides the pumping capacity to deliver the chemical into the wellhead for the customer.

This unique process shortens the chemical development time frame from what might have been as long as two months or more to a few days or hours. The exceptional service, response times and chemical products that the ESPPI team is able to provide its customers is a differentiating factor within the industry.

Competition

ESP Petrochemicals, Inc.: Currently, the market distribution is shared by very few large participants, namely, Baker Petrolite, Nalco, and Champion Technologies, Inc. There are several small to medium sized businesses that are regionally located. The area of biggest growth in the Specialty Chemical market is in the area of “Production Treatment Chemicals.” To be competitive in the industry, ESPPI will continually enhance and update its technology. ESPPI has allocated funds to research and development of new technologies to maintain the efficacy of its technology and its ability to compete so it can continue to grow its business.

ESPPI’s strategy for surpassing the competition is to provide better service and response time combined with superior chemical solutions that can be translated into savings for its customers. We believe that ESPPI is able to solve these problems due to the following competitive advantages:

*	Personalized service.
*	Expedited Field Analysis; and
*	Convenience and access to the best available market rates and products that it can produce and identify that are currently offered by its suppliers for its customers.

Additionally, new companies are constantly entering the market. This growth and fragmentation could also have a negative impact on ESPPI’s ability to obtain additional market share. Larger companies which have been engaged in this business for substantially longer periods of time may have access to greater financial and other resources. These companies may have greater success in recruiting and retaining qualified employees and in specialty chemical manufacturing and marketing, which may give them a competitive advantage.

Licenses, concessions, royalty agreements or labor contracts

For further details of our agreements and concessions, please see our disclosure under the section entitled “Description of Property” below.

Government Approval and Regulation

We, together with ESPPI, are subject to federal, state and local environmental laws, rules, regulations, and ordinances, including those concerning emissions and discharges, and the generation, handling, storage, transportation, treatment, disposal and import and export of hazardous materials. We do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our operations.

We, together with ESPPI, are required to obtain licenses and permits from various governmental authorities. We anticipate that we will be able to obtain all necessary licenses and permits to carry on the activities which we intend to conduct, and that we intend to comply in all material respects with the terms of such licenses and permits. However, there can be no guarantee that we will be able to obtain and maintain, at all times, all necessary licenses and permits required to undertake our proposed exploration and development or to place our properties into commercial production. In the event that we proceed with our operation without necessary licenses and permits, we may be subject to large fines and possibly even court orders and injunctions to cease operations.

Oil and gas operations in United States and elsewhere are also subject to federal and state laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Furthermore oil and gas operations in the United States are also subject to federal and state laws and regulations including, but not limited to: the construction and operation of facilities; the use of water in industrial processes; the removal of natural resources from the ground; and the discharge/release of materials into the environment.

We are also subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes

Costs and Effects of Compliance with Environmental Laws

Our specialty chemical business is subject to federal, state and local environmental laws, rules, regulations, and ordinances, including those concerning emissions and discharges, and the generation, handling, storage, transportation, treatment, disposal and import and export of hazardous materials (“Environmental Laws”). The operation of the Company's facilities and the distribution of chemical products entail risks under Environmental Laws, many of which provide for substantial remediation costs in the event of discharges of contaminants and fines and sanctions for violations. Violations of Environmental Laws could result in the imposition of substantial criminal fines and penalties against the Company and their officers and employees in certain circumstances. The costs associated with responding to civil or criminal matters can be substantial. Also, significant civil or criminal violations could adversely impact the Company's marketing ability in the region served by the Company. Compliance with existing and future Environmental Laws may require significant capital expenditures by the Company.

There can be no assurance that past or future operations will not result in the Company incurring material environmental liabilities and costs or that compliance with Environmental Laws will not require material capital expenditures by the Company, each of which could have a material adverse effect on the Company's results of operations and financial condition.

The Company knows of no existing contamination sites where the company supplies petrochemicals for their current customer locations. The title for the chemicals that ESP supplies to their customer base passes from ESP to the customer upon delivery of the chemical to the customer location. We have insurance that covers accidental spillage and cleanup at our blending location and for transportation to the customer location; however, the customer is responsible for the integrity of the chemical once the chemical blend is delivered to the receiving point of the customer.

The Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. Although the Company has obtained insurance and indemnities for certain contamination conditions, such insurance and indemnities are limited.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

Number of Employees

We, together with ESPPI, currently have twenty-one employees, all of whom are full time. We expect to increase the number of employees as we implement our business objectives and expand our management team. None of our employees are represented by a labor union or covered by a collective bargaining agreement. The management of our company is comprised of a team of highly skilled and experienced professionals, and we focus on training and professional development for all levels of employees and on hiring additional experienced employees. We believe that our relations with our employees are good.

Properties

We own no real property and currently lease our office space in three separate locations in Scott, LA, Longview, TX and Mission, TX.

Our principal executive offices are located at 1255 Lions Club Road, Scott, LA 70583.  Our telephone number is (337) 706-7056.  In March 2008, the Company entered into a five-year lease requiring monthly payments of $8,750.  The Company has the option to renew the lease for a subsequent five-year term with monthly rent of $9,500.  The Company also has the option to buy the facilities during the second year of the lease for the consideration of $900,000. If the Company elects not to purchase the building during the second year of the lease, it has the option to purchase the building during the remainder of the initial term of the lease for an increased amount.  The landlord has agreed to construct a laboratory building on the premises and a tank filling area and the Company has agreed to pay the landlord an additional $20,000 at the end of the initial five year lease period if it does not renew the lease for the second five year term.  The Company will amortize the additional costs over the initial period of the lease.

Our distribution and field offices in Longview, TX are located at 1116 West Harrison Rd.  In March 2010, we entered into a thirty-six month lease for approximately 7,000 square feet requiring monthly payments of $4,000.

Our distribution and field offices in Mission, TX are located at 7 Mile Road.  This is a month-to-month lease for approximately 8,000 square feet requiring monthly payments of $5,500.

Legal Proceedings

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Market Price of and Dividends on the Company’s Common Stock and Related Stockholder Matters

Our common shares were approved for quotation on the OTC Bulletin Board on April 16, 2007, and are currently quoted for trading under the symbol “ESPI”. The following quotations obtained from the OTC Bulletin Board reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

	OTC Bulletin Board (1)
Quarter Ended	High	Low

September 30, 2010	$0.198	$0.09
June 30, 2010	$0.175	$0.07
March 31, 2010	$0.175	$0.06

December 31, 2009	$0.15	$0.07
September 30, 2009	$0.4	$0.082
June 30, 2009	$0.69	$0.19
March 31, 2009	$1.93	$0.40

December 31, 2008	$0.17	$0.03
September 30, 2008	$0.48	$0.12
June 30, 2008	$0.77	$0.35
March 31, 2008	$1.55	$0.40

(1)
OTC Bulletin Board quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Our common shares are issued in registered form. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC (Telephone: (718) 921- 8521; Facsimile: (718) 765-8742).

On October 11, 2010, the shareholders’ list of our common shares showed 200 registered shareholders and 69,661,795 shares outstanding.

Dividend Policy

No cash dividends have been paid by our company on our common stock. We anticipate that our company’s future earnings will be retained to finance the continuing development of our business. The payment of any future dividends will be at the discretion of our company’s board of directors and will depend upon, among other things, future earnings, any contractual restrictions, the success of business activity, regulatory and corporate law requirements and the general financial condition of our company.

Equity Compensation Plan Information

We currently do not have any stock option or equity compensation plans or arrangements.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

As approved by the Registrant’s Board of Directors on December 22, 2008, the accounting firm of Malone & Bailey, P.C. was engaged to take over the audit responsibilities of the registrant from BDO Dunwoody LLP (“BDO”) and BDO was dismissed on that same date. In addition, Malone & Bailey took over the audit of ESP Resources from Webb & Company. Webb was ESP’s auditor for 2007 and prior.

BDO had served as the Registrant’s independent auditor since January 31, 2008. BDO became the Registrant’s auditor as a result of a merger between BDO and Amisano Hanson (the Company’s former accountant who had served the Registrant since inception). The Registrant announced this change on Form 8-K on February 20, 2008 and Amisano Hanson provided a letter. According to the Form 8-K filed, there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amisano Hanson would have caused it to make reference to such disagreements in its reports.

Except as described below, the audit reports of BDO since its engagement on those consolidated financial statements of Pantera Petroleum, Inc. did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. BDO’s audit report relating to the audit of Pantera’s financial statements for the year ended May 31, 2008 indicated the auditors’ substantial doubt about the Company’s ability to continue as a going concern because, at that time, the Company had not yet achieved profitable operations, had accumulated losses since its inception, did not have adequate cash to fund its operations and expected to incur further losses in the development of its business. BDO stated that the Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Since the engagement of BDO, the Registrant (or someone on its behalf) has not consulted with Malone & Bailey, P.C., or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304 of Regulation S-K.

During the period that BDO served as the Registrant’s independent auditor and through the date of dismissal, the Registrant has not had any disagreements with BDO, whether resolved or not resolved, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report. Additionally, there have been no reportable events within the meaning set forth in Item 304 of Regulation S-Registrant has provided BDO with a copy of this Current Report on Form 8-K/A before it was filed and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of BDO’s letter dated January 23, 2009 is filed as Exhibit 16 to this Current Report on Form 8-K/A.

Registrant has provided BDO with a copy of a Current Report on Form 8-K/A, which has been filed and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, which they provided and was filed on January 23, 2009 as Exhibit 16 to the Current Report on Form 8-K/A.

Directors and Executive Officers, Promoters and Control Persons

All directors of our company hold office until the next annual meeting of our shareholders and until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. The following table sets forth the names, positions and ages of our executive officers and directors. Our board of directors elects officers and their terms of office are at the discretion of our board of directors.

			Dated
	Position Held		Appointed or
Name	with the Company	Age	Elected
David Dugas	CEO, President and Director	53	December 29, 2008
Tony Primeaux	Director	54	December 29, 2008
William M. Cox	Director	50	December 29, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our directors and executive officers, indicating their principal occupations during that period, and the name and principal business of the organizations in which such occupation and employment were carried out.

David Dugas- President and Director

Mr. Dugas has 31 years of professional engineering and management experience. Early in his career, Mr. Dugas gained petroleum engineering and senior management experience in the oil and gas industry holding positions of increasing responsibility in the areas of production, drilling and reservoir exploitation along with property and acquisition evaluations, operations management and completion design with Chevron and Texas Pacific Oil and Gas. Mr. Dugas continued his management and engineering development as an owner and operator of several service companies supplying equipment, goods and consulting services to the oil and gas industry in North and South America, West Africa, and the Far East. Mr. Dugas was a founding member and co-owner of the company that became Ocean Energy, a NYSE listed company with a multi-billion dollar market capitalization. Mr. Dugas was the Executive Vice-President of the company with responsibility for the property acquisition, management, production and reservoir engineering functions of the company. In November, 2006, Mr. Dugas founded ESP Resources, Inc. to provide petrochemicals and related services to the Oil and Gas industry in the Gulf of Mexico, Louisiana, Texas, Mississippi, and Oklahoma regions through a wholly-owned subsidiary, ESP Petrochemicals, Inc.

Mr. Dugas received his B.S. degree in Petroleum Engineering from the University of Louisiana at Lafayette graduating with highest honors. He is a member of the Society of Petroleum Engineers, a lifetime member of Phi Beta Kappa, a member of Tau Beta Pi National Engineering Society and is a licensed professional petroleum engineer in the state of Louisiana.

Tony Primeaux-Director

Mr. Primeaux has 33 years of professional experience in the value-added specialty chemical market. Mr. Primeaux began his career as a service and sales technician for Oilfield Chemicals, Inc., a large petrochemical supplier to Oil and Gas companies along the Gulf Coast and was subsequently promoted to Operations Manager of the company. Mr. Primeaux became an owner/operator of Chemical Control, Inc., a specialty chemical company, in the 1980’s that was sold to Coastal Chemicals, a larger competitor, after 11 years of successful operations. Mr. Primeaux has expertise in advanced interpretation and application petrochemical technologies having designed chemical programs to achieve maximum effectiveness in some of the most hostile environments in the operating world of production operations for the Oil and Gas industry.

Mr. Primeaux founded ESP Petrochemicals, Inc. in March, 2007 and currently serves as President of the organization. ESP Petrochemicals became a wholly owned subsidiary of ESP Resources in June, 2007. Mr. Primeaux received a degree in Business Management from the University of Louisiana at Lafayette and has furthered his education attending numerous industry sponsored courses in quality control and implementation, strategic planning and marketing, and drilling, production and workover chemistry programs.

William M. Cox-Director

Mr. Cox is an executive with extensive experience in the Oil and Gas industry having served in various capacities as a geologist and asset manager for 27 years. Mr. Cox currently serves as the Exploration Manager for Stone Energy Corporation, a NYSE listed Oil and Gas Company. His experience as an interpretation and exploration geologist has contributed significantly to the discovery of substantial Oil and Gas reserves in the offshore and deepwater Gulf of Mexico including development of opportunities in the East Breaks, Green Canyon, and Garden Banks regions of the Gulf of Mexico where water depths often exceed 5000 feet.

Mr. Cox received his Bachelor of Science degree in Geology from the University of Louisiana at Lafayette and is a Certified Petroleum Geologist and a Texas Board Certified Licensed Professional Geologist.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2009 and the interim period thereafter, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with, with the exception of the following:

			Number of
			Transactions Not
	Number of Late		Reported on a Timely		Failure to File
Name	Reports		Basis		Requested Forms
Chris Metcalf	1	(1)	2	(1)	Nil
Scott Tyson	0		Nil		1	(2)
David Dugas	1	(1)	1	(4)	1	(4)
Tony Primeaux	0		2	(2)(4)	2	(2)(4)
William Cox	0		1	(2)	1	(2)

(1)	The named former officer, director or greater than 10% stockholder, as applicable, filed a late Form 3 – Initial Statement of Beneficial Ownership of Securities.

(2)	The named officer, director or greater than 10% stockholder, as applicable, did not file a Form 3 – Initial Statement of Beneficial Ownership of Securities as required by applicable law.

(3)	The named officer, director or greater than 10% stockholder, as applicable, filed a late Form 4 - Statement of Changes in Beneficial Ownership of Securities.

(4)	The named officer, director or greater than 10% stockholder, as applicable, did not file a Form 4 - Statement of Changes in Beneficial Ownership of Securities as required by applicable law.

Code of Ethics

Effective August 17, 2007, our company’s board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company’s president (being our principal executive officer, principal financial officer and principal accounting officer), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s personnel shall be accorded full access to our president with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our company’s personnel are to be accorded full access to our company’s board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company’s president. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the president, the incident must be reported to any member of our board of directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics was filed as an exhibit with our annual report on Form 10-KSB filed with the Securities and Exchange Commission on August 28, 2007. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: ESP Resources Inc., of 1255 Lions Club Rd., Scott, LA 70503.

Nomination Process

As of September 30, 2010, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, at the address appearing on the first page of this annual report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert”.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committee can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

 Executive Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2009 and the interim period therafter; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2009, who we will collectively refer to as the named executive officers of our company for the years ended December 31, 2009 and 2008, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the respective fiscal year:

Name and Principal Position	SUMMARY COMPENSATION TABLE
	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option ($)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chris Metcalf Chief Executive Officer and Director (1)	2009 2008 2007	$180,000 $135,000 N/A	Nil Nil N/A	$210,000 Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	$345,000 $135,000 N/A

David Dugas President and Director(1)	2009	$180,000	Nil	$350,000	Nil	Nil	Nil	Nil	$485,000

(1) Chris Metcalf was appointed as our president and chief executive officer and as a director of our company on September 12, 2007. On December 29, 2008 Chris Metcalf submitted his resignation as President of the Company to the Board of Directors, which accepted the resignation on the same day. On December 29, 2008 Dave Dugas was appointed as President and director of the Company.  On August 18, 2010, Chris Metcalf submitted his resignation as an officer, director and all other positions with the Company and Dave Dugas was appointed the Chief Executive Officer of the Company.

We have agreed to pay a monthly salary of $15,000 per month to David Dugas in consideration of his services as the president and chief executive officer of our company.

Equity Compensation Plan Information and Stock Options

We do not currently have any equity compensation plans or any outstanding stock options.

Compensation of Directors

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. On March 4, 2010 the board of directors approved the payment of 200,000 shares of the Company’s common stock to William Cox in remuneration for his services as an independent member of the Company’s board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of October 14, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)

Chris Metcalf c/o 1255 Lions Club Road Lafayette, LA 70598	3,657,356		5.25%

David Dugas 1255 Lions Club Road Lafayette, LA 70598	5,500,000	(2)	7.89%

Tony Primeaux 408 Kilbourne Circle Carencro, LA 70520	5,837,700	(2)	8.38%

William Cox 1255 Lions Club Rd. Lafayette, LA 70503	247,583		0.36%

L. Stacy Mitchell 5016 Elk Lane Edinburg, TX 78539	4,000,000		5.74%

Directors and Executive Officers as a Group (three persons)	7,585,283		10.89%

(1)
Based on 69,661,795 shares of common stock issued and outstanding as of October 11, 2010. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2)	Includes 2,000,000 shares issuable upon exercise of options that were granted and vested on September 21, 2010 at an exercise price of $0.15 per share.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

Equity Plan Compensation Information

Our company does not currently have a stock option plan or other form of equity plan.

Transactions with Related Persons, Promoters and Certain Control Persons

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2009 or the interim period ended June 30, 2010, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

We had an agreement to pay a monthly salary of US$15,000 per month to each of Chris Metcalf and David Dugas in consideration of their services as the president and chief executive officer of our company. That oral agreement was replaced by the employment agreement by and between the Company and each of Mr. Metcalf and Mr. Dugas dated July 17, 2009 (see below). The agreement with Mr. Metcalf was terminated in connection with his resignation on August 18, 2010.

We were charged $180,000 (2008: $135,000) for salaries for Chris Metcalf, a director and officer of our company.

David Dugas is a director and an executive officer of the Company. Mr. Dugas is also an officer and majority equity owner of each of Diversified Consulting, LLC and DDA Corporation, LLC. The Company had an oral agreement to pay Diversified Consulting, LLC a fee of $10,500 per month in consideration of the officer and director services provided by Mr. Dugas. This agreement was replaced by the employment agreement entered into between the Company and Mr. Dugas dated July 17, 2009 (see below). In 2008 and prior to the acquisition of ESP Resources, Inc. by the Company, DDA Corporation loaned $16,000 to ESP Resources, Inc. The repayment terms of that loan have not been documented, but is a liability assumed by the Company in the acquisition of ESP Resources, Inc.

In 2008, prior to the acquisition of ESP Resources, Inc. by the Company, ESP Resources, Inc. loaned $30,000 to ESP Enterprises, Inc., a beneficial owner of more than 10% of the Company’s outstanding shares. The repayment terms of the loan have not been documented, but the right to receive the repayment of the loan was an asset acquired by the Company when it acquired ESP Resources, Inc.

During the years ended December 31, 2009 and 2008, DDA Corporation LLC, which is wholly owned by the Company’s president, made several advances to the Company totaling $130,000 and $16,000, respectively. The advances were unsecured, bore no interest, and were due on demand. On July 1, 2009, the Company issued six convertible notes evidencing the Company’s obligation to repay the advances. The notes bear interest at 5% per year and mature on January 23, 2010. On July 1, 2009, DDA Corporation assigned its interest in those notes to various third parties. On December 31, 2009, the third parties converted those notes in accordance with their terms and the $146,000 indebtedness in principal and $7,098 accrued interest was thereby satisfied by the issuance of 4,374,244 shares of common stock.

During the year ended December 31, 2009, Diversified Consulting, LLC, which is wholly owned by the Company’s president, advanced the company $40,000 for the Company’s expanding operations. The advance was unsecured, bore no interest, and was due on demand. On July 1, 2009, the Company issued a convertible promissory note to Diversified Consulting, LLC to evidence the debt. On July 1, 2009, Diversified Consulting, LLC transferred that note to a third party. On December 31, 2009, third party converted the promissory note in accordance with its terms and the $41,853 indebtedness in principal and accrued interest was thereby satisfied by the issuance of 1,195,788 shares of common stock.

During the year ended December 31, 2009, shareholders and management have advanced the company $370,624 for the Company’s expanding operations, and the Company repaid $21,750 in cash due to entities owned by its President. On December 31, 2009, the third party assignees to the promissory notes that were issued to entities owned by President elected to convert the notes to common stock for settlement of the related party payable. The company issued 5,570,032 shares of stock valued $194,951. As a result, the Company recorded a discount of $186,000 with a corresponding increase in equity and $186,000 has been treated as interest expense in the accompanying income statement.

The Company accrued consulting expenses to related entity owned by its President, Diversified Consulting, LLC. in the amount $84,140 and $0 for the years ended December 31, 2008 and 2009. The amount is included in accrued expenses at December 31, 2008 and 2009.

On July 17, 2009, ESP entered into a three year employment agreement with Chris Metcalf to serve as CEO of the Company. Mr. Metcalf was to receive cash compensation of $15,000 per month and normal employee benefits. In addition, he received a one-time grant of 1,500,000 shares of common stock, which vested on June 1, 2010. Mr. Metcalf’s employment agreement was terminated on August 18, 2010 in connection with his resignation as an officer and director of the Company.

On July 17, 2009, ESP entered into a three year employment agreement with David Dugas to serve as President of the Company. Mr. Dugas will receive cash compensation of $15,000 per month and normal employee benefits. In addition, he received a one-time grant of 1,500,000 shares of common stock, which vested June 1, 2010.

On July 17, 2009, ESP entered into a three year employment agreement with Tony Primeaux to serve as President of ESP Petrochemicals. Mr. Primeaux will receive cash compensation of $10,000 per month and normal employee benefits. In addition, he received a one-time grant of 750,000 shares of common stock, which vested on June 1, 2010.

As of December 31, 2009, ESP owed shareholders and management a total of $359,010 for accrued salaries and unreimbursed business expenses. During the six months ended June 30, 2010, the Company accrued additional salaries totaling $180,000 and reimbursed the management for the prior year unreimbursed expenses totaling $154,130.

On June 2, 2010, the Company reached an agreement with CEO to cancel $130,000 of the Company’s indebtedness which was accounted for as contributed capital in Additional Paid in Capital as of June 30, 2010.

As of June 30, 2010 and December 31, 2009, the Company had balances due to stockholders and related parties as follows:

	June 30	December 31,
	2010	2009
Due to former shareholder	$-	$59,107
Due to CEO	136,500	216,500
Due to ESP Enterprises	11,380	58,039
Due to entities owned by President	107,000	24,964
	$254,880	$359,010

On September 21, 2010, the board of directors approved the grant of options to purchase 6,000,000 shares of the Company’s common stock to each of David Dugas and Tony Primeaux at an exercise price of $0.15 per share.  One-third of the options (2,000,000 shares) vested on the date of the grant.  An additional one-third (2,000,000 shares) will vest on September 21, 2011 and the remainder of the shares (2,000,000 shares) will vest on September 21, 2012.  Shares will not vest if the option holder ceases to be an officer, director or employee of the Company.

Corporate Governance

We currently act with three directors consisting of David Dugas, Tony Primeaux and William M. Cox. Willaim M. Cox is considered an “independent director” as defined by Rule 5605(a)(2) of The NASDAQ Listing Rules.

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that the members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors, consisting of Chris Metcalf and Scott Tyson. In addition, we believe that retaining one or more additional directors who would qualify as independent as defined in Rule 4200(a)(15) of the Rules of Nasdaq Marketplace Rules would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any revenues from operations to date.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of ESPI will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

●	any breach of the director’s duty of loyalty to us or our stockholders

●	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law

●	or under applicable Sections of the Nevada Revised Statutes

●	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,

●	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting ESPI. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in ESPI in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

ESP Resources, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$58,290	$25,107
Accounts receivable	1,089,166	815,703
Inventories, net	681,223	290,218
Prepaid expenses and other current assets	79,082	166,738
Total current assets	1,907,761	1,297,766

Property and equipment, net of accumulated depreciation of $297,063 and $219,341, respectively	802,863	683,403
Restricted cash	81,442	41,139
Intangible assets, net of amortization of $91,506 and $30,490, respectively	792,974	884,480
Other assets	39,886	26,786

Total assets	$3,624,926	$2,933,574

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$1,003,290	$589,284
Factoring payable	723,014	380,724
Accrued expenses	271,058	232,266
Due to related parties	254,880	359,010
Guarantee liability	120,000	120,000
Due to Turf shareholders for acquisition	-	263,700
Current maturities of long-term debt	281,182	325,170
Current portion of capital lease obligation	17,460	20,624
Loan from investor	58,139	58,039
Total current liabilities	2,729,023	2,348,817

Long-term debt (less current maturities)	510,621	582,636
Capital lease obligations (less current maturities)	51,626	56,225
Contingent consideration payable for acquisition of Turf	350,000	350,000
Deferred lease cost	31,000	33,000
Total liabilities	3,672,270	3,370,678

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock - $0.001 par value, 1,200,000,000 shares authorized, 66,228,231 and 45,185,295 shares issued and outstanding, respectively	66,228	45,185
Additional paid-in capital	8,728,493	7,398,877
Subscription receivable	(1,000)	(1,000)
Accumulated deficit	(8,841,065)	(7,880,166)
Total stockholders' equity (deficit)	(47,344)	(437,104)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,624,926	$2,933,574

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
Consolidated Statements of Operations
For the Three Months and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three months ended June 30		Six months ended June 30,
	2010	2009	2010	2009

SALES, NET	$1,303,070	$681,285	2,318,646	$1,250,378
COST OF GOODS SOLD	409,048	352,244	962,041	749,013

GROSS PROFIT	894,022	329,041	1,356,605	501,365

General and administrative	1,233,821	1,000,078	1,943,188	1,466,918
Impairment of oil and gas properties	-	267,482	-	267,482
Depreciation and amortization	79,599	6,273	155,235	10,918

LOSS FROM OPERATIONS	(419,398)	(944,792)	(741,818)	(1,243,953)

OTHER EXPENSE
Interest expense	(19,407)	(10,975)	(107,635)	(21,596)
Factoring fees	(35,127)	(21,122)	(54,479)	(40,086)
Other income	-	-	3,000	-
Interest income	18	20	33	36
Other expense	-	(344)	-	(424)
Loss on legal settlement	(60,000)	-	(60,000)	-
Loss on guarantee liability	-	(72,000)	-	(72,000)
Impairment loss on notes receivable	-	(158,000)		(158,000)
Total other expense	(114,516)	(262,421)	(219,081)	(292,070)

NET LOSS	$(533,914)	$(1,207,213)	(960,899)	$(1,536,023)

NET LOSS PER SHARE (basic and diluted)	$(.01)	$(0.05)	(.02)	$(0.07)

WEIGHTED AVERAGE SHARES OUTSTANDING	60,751,422	22,995,817	56,352,873	21,437,362

The accompanying notes are an integral part of these consolidated financial statements

ESP Resources, Inc.
Statement of Stockholders’ Equity
For the six months ended June 30, 2010
(Unaudited)

	Common stock			Subscription	Accumulated
	Number	Par Value	APIC	Receivable	Deficit	Total
Balance, December 31, 2009	45,185,295	45,185	7,398,877	(1,000)	(7,880,166)	(437,104)
Stock based compensation	9,083,506	9,083	390,746	-	-	399,830
Shares issued in connection with Contractual Dispute Settlement	1,000,000	1,000	129,000			130,000
Shares issued in connection with note conversion	2,180,857	2,181	74,149			76,330
Forgiveness of Related Party Debt	-	-	130,000			130,000
Shares issued with PPM	8,778,573	8,779	605,721			614,499
Net loss					(960,899)	(960,899)
Balance, June 30, 2010	66,228,231	66,228	8,728,493	(1,000)	(8,841,065)	(47,344)

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc. and Subsidiaries
Consolidated Statements of Cash Flow
(Unaudited)

	For the six months ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(960,899)	$(1,536,023)
Adjustments to reconcile net loss to net cash
used for operating activities:
Shares issued for current year loss on settlement of contractual dispute	15,000
Depreciation and amortization, including amounts included in cost of goods sold	187,072	43,314
Stock based compensation	399,830	700,458
Impairment of oil and gas properties	-	267,481
Impairment loss on notes receivable	-	158,000
Amortization of discount on debt	75,000
Loss on guarantee liability	-	72,000
Changes in operating assets and liabilities:
Accounts receivable	(273,463)	(132,192)
Inventory	(391,005)	(23,561)
Prepaid expenses and other current assets	87,656	61,827
Other assets	(13,100)	(12,921)
Accounts payable	414,037	205,237
Accrued expenses	(338)	84,821
Accrued salaries to related parties	180,100	-
CASH USED IN OPERATING ACTIVITIES	(280,110)	(111,559)

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash	(40,303)	(10,471)
Cash payment for acquisition of Turf	(263,700)	-
Purchase of fixed assets	(173,626)	(22,752)
CASH USED IN INVESTING ACTIVITIES	(477,629)	(33,223)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on debt	4,082	-
Repayment of long term debt	(75,949)	(33,455)
Repayment of capital leases	(3,955)	(4,206)
Net factoring advances	-	74,923
Payments on insurance financing	(90,044)	(52,812)
Borrowing (repayments) of loans from related parties	-	(45,336)
Proceeds from loans from related parties	-	209,870
Factoring advances	342,289	-
Proceeds from sales of Units in private placement	614,499	-
CASH PROVIDED BY FINANCING ACTIVITIES	790,922	148,984

NET INCREASE IN CASH	33,183	4,202
CASH AT BEGINNING OF PERIOD	25,107	27,367

CASH AT END OF PERIOD	$58,290	$31,569

Non-cash investing and financing transactions:
Notes issued for purchase of property and equipment	$43,400	$49,823
Forgiveness of debt from related party	130,000
Stock issued for debt conversion	76,330	20,999
Shares issued for prior year accrual of contractual dispute settlement	115,000
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$25,422	$10,370
Cash paid for taxes	-	-

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
Notes to Unaudited Consolidated Financial Statements
June 30, 2010

Note 1 – Basis of Presentation, Nature of Operations and Significant Accounting Policies

Basis of Presentation

ESP Resources, Inc. (“ESP Nevada”, and collectively with its subsidiaries, the “Company”) was incorporated in the State of Nevada on October 27, 2004. The accompanying unaudited consolidated financial statements include the accounts of ESP Resources, Inc. and its wholly owned subsidiaries, ESP Petrochemicals, Inc. and ESP Resources, Inc. (“ESP Delaware”). ESP Petrochemicals also owns certain assets and liabilities of Turf Chemistry Inc. (“Turf”), a Texas corporation. All significant inter-company balances and transactions have been eliminated in the consolidation. The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements

The condensed unaudited consolidated financial statements presented herein have been prepared by the Company in accordance with U.S. generally accepted accounting principles (“GAAP”) and the accounting policies set forth in its audited consolidated financial statements for the period ended December 31, 2009 as filed with the Securities and Exchange Commission (the “SEC”) in the Company’s Annual Report on Form 10-K and should be read in conjunction with the notes thereto.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim periods presented. Certain information and footnote disclosures, normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. The results of operations presented for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the year. These condensed consolidated financial statements should be read in connection with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Concentrations

The Company has four major customers that together account for 48% of accounts receivable at June 30, 2010 and four major customers that together account for 44% of the total revenues earned for the six months ended June 30, 2010.

	Accounts
	receivable	Revenue
Customer A	14%	20%
Customer B	10%	10%
Customer C	14%	7%
Customer D	10%	7%
	48%	44%

The Company has a published agreed upon price for Customer A which is reviewed and revised annually. Currently, approval of proposed price increases is pending for this customer, thus the second quarter sales have been recorded at the 2010 prices.

The Company has four vendors that accounted for 41% of purchases and 74% of the ending accounts payable at June 30, 2010.

	Accounts
	Payable	Purchases
Vendor A	32%	15%
Vendor B	22%	4%
Vendor C	20%	22%
	74%	41%

Revenue and Cost Recognition

The Company through its wholly owned subsidiary, ESP Petrochemicals, Inc., is a custom formulator of petrochemicals for the oil & gas industry. Since the products are specific to each location, the receipt of an order or purchase order starts the production process. Once the blending takes place, the order is delivered to the land site or dock. When the containers of blended petrochemicals are offloaded at the dock, or they are stored on the land site, a delivery ticket is obtained, an invoice is generated and Company recognizes revenue. The invoice is generated based on the credit agreement with the customer at the agreed-upon price.

Revenue is recognized when title and risk of loss have transferred to the customer and when contractual terms have been fulfilled. Transfer of title and risk of loss occurs when the product is delivered in accordance with the contractual shipping terms, generally to a land site or dock. Revenue is recognized based on the credit agreement with the customer at the agreed upon price.

Basic and Diluted Loss Per Share

Basic and diluted earnings or loss per share (EPS) amounts in the consolidated financial statements are computed in accordance SFAS No. 128, ASC 260 – 10 “ Earnings per Share ”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income/loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.

Potentially dilutive securities were excluded from the calculation of diluted loss per share, because their effect would be anti-dilutive.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The Company’s credit terms generally require payment within 30 days from the date of the sale. The carrying amount for accounts receivable approximates fair value.

Accounts receivable consisted of the following as of June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009
Trade receivables	$1,089,166	$815,703
Less: Allowance for doubtful accounts	-	-
Net accounts receivable	$1,089,166	$815,703

Purchase of Turf Chemistry, Inc by ESP Resources on November 1, 2009

On November 1, 2009, ESP Resources purchased certain assets and liabilities of Turf Chemistry Inc. (“Turf”), a Texas corporation. The assets and liabilities acquired related to Turf’s activities in the United States. Turf operates in the same industry as ESP Resources and ESP Petrochemicals. The details of the acquisition was disclosed in the Form 10K for December 31, 2009.

As part of the acquisition agreement, there was an earn-out provision that required ESP Resources to issue additional common shares if Turf meets certain sale targets for the periods from January 1, 2010 to December 31, 2012. The Company estimated the fair value of the earn-out provision to be $350,000 at acquisition date and recorded it as contingent liability as of December 31, 2009.

The minimum sale target for the period January 1, 2010 through December 31, 2010 was $1,500,000. As of June 30, 2010, Turf has not reached the target and the contingent liability remained at $350,000.

Unaudited pro forma condensed combined financial statements

The following table reflects the unaudited pro forma results of operations for the three months and six months ended June 30, 2009 as though the Turf Acquisition had occurred on January 1, 2009. The pro forma amounts are not necessarily indicative of the results that may be reported in the future:

	Three months	Six months ended
	ended June 30,	June 30,
	2009	2009
Revenues	$831,285	$1,595,928
Cost of Goods Sold	(410,744)	(883,778)
Gross Profit	420,541	712,150

Total Operating Expenses	(1,378,833)	(1,955,318)

Net Loss	$(958,292)	$(1,243,168)

Intangible assets

Intangible assets relate to the customer list acquired with the acquisition of Turf described above. Intangible assets are being amortized over their estimated life of five years. The Company recognized amortization expense of $91,506 and $30,490 for the six months ended June 30, 2010 and for the year ended December 31, 2009, respectively.

Recently Issued Accounting Pronouncements

The Company does not expect that the adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations, or cash flows.

Note 2 – Going Concern

The Company has net losses for the six months ended June 30, 2010 as well as minimal cash flows from operations and negative working capital.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's ability to continue operations will likely require additional capital. The condition raises substantial doubt about the Company to continue as a going concern. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenue, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

Note 3 – Inventory

Inventory represents raw and blended chemicals and other items valued at the lower of cost or market with cost determined using the first-in first-out method, and with market defined as the lower of replacement cost or realizable value.

Inventory consisted of the following as June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009
Raw materials	$537,754	$236,129
Finished goods	143,469	54,089
Total inventory	$681,223	$290,218

Note 4 – Long-Term Debt

On February 1, 2010, the Company issued 2,180,857 shares of common stock in connection with the extinguishment of the VM Consulting Debt for $76,330 in principal and interest.

Note 5 – Settlement Agreement

A third party has threatened the Company with a civil action for money damages. The Company does not believe the allegations have merit, but accrued a liability in the amount of $115,000 at March 31, 2010 and December 31, 2009. On June 2, 2010, the Company reached a settlement agreement with the third party to pay $45,000 in cash and issue 1,000,000 shares of ESP’s restricted common stock at a closing price of $0.13 valued at $130,000. As of June 30, 2010, the Company has paid $30,000 in cash and has issued 1,000,000 shares of ESP’s restricted stock and recorded $60,000 as loss on legal settlement which is reflected in other expense.

Note 6 – Stockholders’ Equity

On March 23, 2009, the Company entered into consulting agreements with two individuals to provide services to the Company for a period of one and a half years. The Company issued a total of 2,000,000 shares of common stock to individuals in payment for their services. The shares have a fair value of $800,000 and vest over the service period. The Company valued the shares based on market value on the date of the agreement, and recognized compensation expense of $268,148 and $418,519 as of June 30, 2010 and December 31, 2009. The fair value of the unvested shares is $113,333 as of June 30, 2010.

On May 26, 2009, ESP entered into a five year agreement with a human resources company (the “HR Company”), to provide employment services to screen and select qualified candidates to satisfy the manpower needs of ESP. Either party may terminate this agreement without penalty. ESP is contractually liable to pay the HR Company $100,000 each year in stock. The annual fee is due as a prepayment ten days after the effective date, on May 26, 2009. The number of shares to be issued to the HR Company is determined by dividing $100,000 by the average closing trade price of the stock over the 10 trading days immediately preceding the applicable payment date. The average trading price for the period from May 26, 2009 to June 8, 2009 was $0.240. The number of shares to be issued to the HR Company was calculated to be 335,570. The shares have a fair value of $83,890 and vest over the service period. The Company valued the shares based on market value on the date of agreement, and recognized compensation expense of $49,870 and $34,023 as of June 30, 2010 and December 31, 2009. These shares are fully vested as of June 30, 2010.

During six months ending June 30, 2010, the Company received proceeds of $614,492 from sales of 8,778,573 units in a private placement. Each unit consist of one share of common stock, one warrant for the purchase of share of common stock at an exercise price of $.25 for a period of one year from the date of subscription, and a second warrant for the purchase of a share of common stock at an exercise price of $.75 for a period of one year beginning on the first anniversary of subscription. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: stock price on the measurement date of $.05-$.14; warrant term of 1-2 years; expected volatility of 39.16% -46.24%; and discount rate of .33%-.51%.

During the quarter ended June 30, 2010, the Company issued a total of 8,500,000 shares of common stock for services. The shares were valued at $0.09 which was the trading price of the Company’s stock on the grant date and have a fair value of $765,000. These shares vest over the service period of 3 years. The Company recognized compensation expense of $30,740 as of June 30, 2010. The fair value of the unvested shares is $734,260 as of June 30, 2010.

The Company granted 158,506 shares of common stock to a consultant for the payment of January, February, and March, 2010 fees. The shares were valued at $12,823 based on the fair value of those shares on the 10 days of the month per share average. During the six months ended June 30, 2010, the Company recognized stock compensation expense of $12,823 related to stock issued during 2009 which vested during the period.

In May, 2010, the Company issued 425,000 shares of its common stock to a vendor for services rendered. The shares were valued at $38,250 and recorded as stock based compensation.

Note 7 – Related Party Transactions

As of December 31, 2009, ESP owed shareholders and management a total of $359,010 for accrued salaries and unreimbursed business expenses. During the six months ended June 30, 2010, the Company accrued additional salaries totaling $180,000 and reimbursed the management for the prior year unreimbursed expenses totaling $154,130.

On June 2, 2010, the Company reached an agreement with CEO to cancel $130,000 of the Company’s indebtedness which was accounted for as contributed capital in Additional Paid in Capital as of June 30, 2010.

As of June 30, 2010 and December 31, 2009, the Company had balances due to stockholders and related parties as follows:

	June 30	December 31,
	2010	2009
Due to former shareholder	$-	$59,107
Due to CEO	136,500	216,500
Due to ESP Enterprises	11,380	58,039
Due to entities owned by President	107,000	24,964
	$254,880	$359,010

Note 8 – Subsequent Events

In July, 2010, the Company entered into various subscription agreements for 1.2 million units from a private placement for total proceeds of $83,000. Each unit consist of one share of common stock, one warrant for the purchase of share of common stock at an exercise price of $.25 for a period of one year from the date of subscription, and a second warrant for the purchase of a share of common stock at an exercise price of $.75 for a period of one year beginning on the first anniversary of subscription.

In July 2010, the Company paid the remaining balance of $15,000 owed on the legal settlement as disclosed in Note 5.

On August 18, 2010, Mr. Chris Metcalf submitted to the Board of Directors of the Company his resignation as an officer, director and any and all other positions of the Company. The resignation of Mr. Metcalf was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices. That same day, the Board of Directors of the Company accepted Mr. Metcalf’s resignation and appointed Mr. David Dugas to serve as the Chief Executive Officer and Chief Financial Officer of the Company

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
 ESP Resources, Inc.
 Scott, Louisiana

We have audited the accompanying consolidated balance sheets of ESP Resources, Inc. (“the Company”) as of December 31, 2008 and 2009, and the consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, The Company has incurred losses through December 31, 2009 and has negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/MaloneBailey, LLP
 www.malone-bailey.com
 Houston, Texas

April 23, 2010

ESP Resources, Inc.
 Consolidated Balance Sheets
 December 31, 2009 and 2008

	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,107	$27,367
Accounts receivable, net	815,703	450,882
Inventories, net	290,218	221,575
Prepaid expenses and other current assets	166,738	101,904
Total current assets	1,297,766	801,728

Property and equipment, net of accumulated depreciation of $219,341 and $126,822, respectively	683,403	285,293
Oil and gas properties, unproven	-	1,067,381
Note receivable, net of allowance of $- and $402,000, respectively	-	278,371
Restricted cash	41,139	22,876
Intangible assets, net of amortization	884,480	-
Other assets	26,786	51,451

Total assets	$2,933,574	$2,507,099

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$589,284	$279,522
Factoring payable	380,724	226,868
Accrued expenses	232,266	106,446
Due to related parties	359,010	76,100
Guarantee liability	120,000	-
Due to Turf shareholders for acquisition	263,700	-
Current maturities of long-term debt	325,170	219,584
Current portion of capital lease obligation	20,624	-
Loan from investor	58,039	-
Total current liabilities	2,348,817	908,520

Loan from investor, noncurrent	-	100,000
Long-term debt (less current maturities)	582,636	367,431
Capital lease obligations (less current maturities)	56,225	35,829
Contingent consideration payable for acquisition of Turf	350,000	-
Deferred lease cost	33,000	37,000
Total liabilities	3,370,678	1,448,780

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock - $0.001 par value, 1,200,000,000 shares authorized, 45,185,295 and 19,206,429 shares issued and outstanding, respectively	45,185	19,206
Additional paid-in capital	7,398,877	4,130,012
Subscription receivable	(1,000)	(1,000)
Accumulated deficit	(7,880,166)	(3,089,899,	)
Total stockholders' equity (deficit)	(437,104)	1,058,319

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,933,574	$2,507,099

The accompanying notes are an integral part of these consolidated financial statements.

ESP Energy, Inc.
 Consolidated Statements of Operations
 For the years ended December 31, 2009 and 2008

	For the year ended December 31,
	2009	2008
SALES, NET	$2,738,266	$1,977,861
COST OF GOODS SOLD	1,506,212	1,223,356
GROSS PROFIT	1,232,054	754,505

General and administrative	4,022,523	802,501
Impairment of goodwill	-	2,559,879
Impairment loss on notes receivable	326,371	-
Impairment of oil and gas properties	1,067,381	-
Depreciation and amortization	46,963	25,858
Loss (gain) on sale of assets	-	(31,517)

LOSS FROM OPERATIONS	(4,231,184)	(2,602,216)

OTHER INCOME (EXPENSE)
Interest expense	(288,021)	(14,985)
Factoring fees	(86,203)	(57,038)
Other Income	3,000	433
Interest Income	77	-
Other Expense	(936)	(1,356)
Loss on guarantee of asset	(72,000)	-
Loss on legal settlement	(115,000)	-
Total other income (expense)	(559,083)	(72,946)
NET LOSS	$(4,790,267)	$(2,675,162)

NET LOSS PER SHARE – Basic and diluted	$(0.19)	$(0.18)

WEIGHTED AVERAGE SHARES OUTSTANDING –
Basic and diluted	25,632,929	14,792,007

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
 Statement of Stockholders’ Equity (Deficit)
 For the Years Ended December 31, 2009 and 2008

			Additional
	Common stock		Paid-In	Subscription	Accumulated
	Shares	Par Value	Capital	Receivable	Deficit	Total
Balance, December 31, 2007	14,634,146	$14,634	$(11,634)	$(1,000)	$(414,737)	$(412,737)
Conversion of note payable to related party into common stock	-	-	685,000	-	-	685,000
Shares retained by Pantera shareholders in reverse merger	4,572,283	4,572	3,456,646	-	-	3,461,218
Net loss	-	-	-	-	(2,675,162)	(2,675,162)
Balance, December 31, 2008	19,206,429	19,206	4,130,012	(1,000)	(3,089,899)	1,058,319
Stock based compensation	13,437,454	13,437	2,239,207	-	-	2,252,644
Common stock and warrants issued with debt	1,700,000	1,700	92,949			94,649
Fair value of common stock issued for conversion of debt	5,570,032	5,570	189,381	-	-	194,951
Common stock and warrants issued in connection with private placement	3,271,380	3,272	225,728	-	-	229,000
Beneficial conversion feature on advances on loans to convertible notes.			243,600			243,600
Shares in connection with acquisition of Turf	2,000,000	2,000	278,000			280,000
Net loss	-	-	-	-	(4,790,267)	(4,790,267)
Balance, December 31, 2009	45,185,295	$45,185	$7,398,877	$(1,000)	$(7,880,166)	$(437,104)

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
 Consolidated Statements of Cash Flow

	For the year ended
	December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,790,267)	$(2,675,162)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill	-	2,559,879
Impairment of oil and gas properties	1,067,381	-
Depreciation and amortization (including cost of goods sold component)	183,453	78,715
Gain on disposal of fixed assets	-	(31,517)
Write off of related party receivable	-	30,000
Stock based compensation	2,252,644	-
Amortization of debt discounts	263,249	-
Impairment loss on notes receivable	326,371	-
Loss on guarantee liability	72,000	-
Changes in operating assets and liabilities:
Accounts receivable	(364,821)	(262,411)
Inventory	(51,465)	(74,560)
Prepaid expenses and other current assets	63,237	(79,068)
Other assets	24,664	(5,747)
Accounts payable	296,562	125,328
Accrued expenses	209,960	84,068
Accrued expenses-related parties	189,906	16,646
NET CASH USED IN OPERATING ACTIVITIES	(257,126)	(233,829)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition of Turf	(75,530)	-
Cash received from merger, net	-	13,260
Restricted cash	(18,264)	(5,221)
Purchase of fixed assets	(108,323)	(12,665)
NET CASH USED IN INVESTING ACTIVITIES	(202,116)	(4,626)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from private placement	229,000	-
Repayment of long term debt	(219,185)	-
Repayment of capital lease obligations	(9,591)	-
Net factoring advances	153,856	61,722
Borrowing on long-term debt	150,000	76,432
Payments on insurance financing, included in long-term debt	-	(90,155)
Loan from investor	(41,961)	85,000
Repayments of loans from related parties	(24,375)	-
Proceeds from loans from related parties	219,238	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	456,982	132,999

NET INCREASE (DECREASE) IN CASH	(2,260)	(105,456)
CASH AT BEGINNING OF PERIOD	27,367	132,823

CASH AT END OF PERIOD	$25,107	$27,367
Non-cash investing and financing transactions:
Shares issued for assets in reverse merger	$-	$3,461,218
Conversion of note payable to related party into common stock	$-	$685,000
Shares issued for conversion of long-term debt	$194,951	-
Purchase of fixed assets with notes	$205,926	-
Lease of equipment	$-	$41,591
Prepaid insurance issued through issuance of notes	$128,071	-
Leasehold improvements	$-	$40,000
Discount on long-term debt	$372,000	-
Guarantee	$48,000
BCF and Shares issued to modify loan	$75,000

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc
 Notes to Consolidated Financial Statements
 December 31, 2008 and 2009

Note 1 – Basis of Presentation, Nature of Operations and Significant Accounting Policies

Basis of Presentation

ESP Resources, Inc. (“ESP Nevada”, and collectively with its subsidiaries, the “Company”) (formerly Pantera Petroleum, Inc.) was incorporated in Nevada on October 27, 2004. The accompanying consolidated financial statements include the accounts of ESP Resources, Inc. and its wholly owned subsidiaries, ESP Petrochemicals, Inc. and ESP Resources, Inc. (“ESP Delaware”). All significant inter-company balances and transactions have been eliminated in the consolidation. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

On June 15, 2007, ESP Delaware purchased all the outstanding shares of ESP Petrochemicals, Inc. The transaction was accounted for as a reverse acquisition with ESP Petrochemicals, Inc. being the continuing entity. The accompanying financial statements for the period of December 31, 2008 and 2009 have been prepared to present the statements of operations and cash flows of ESP Petrochemicals, Inc. for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by S-X Rule 8-02. The combined results of the two periods in 2008 and 2009 represent the results of operations and cash flows for the continuing operations of ESP Petrochemicals, Inc.

Nature of the Business

The Company’s current business is the acquisition and exploration of oil and gas properties in North and South America. ESP Delaware, which was incorporated in Delaware in November, 2006, was formed as a holding company for ESP Petrochemicals, Inc. On June 15, 2007, ESP Delaware acquired all of the stock of ESP Petrochemicals Inc. ESP Petrochemicals Inc was incorporated in Louisiana on November 7, 2006 and sells and blends chemicals for use in the oil and gas industry to customers primarily located in the Gulf of Mexico and Gulf States region.

Reverse Merger

On December 29, 2008, the Company closed an Agreement for Share Exchange with ESP Delaware and ESP Enterprises, Inc. (“Enterprises”), a Colorado corporation and the sole shareholder of ESP Delaware (“Enterprises”) whereby the Company acquired 100% ownership of ESP Delaware in exchange for 14,634,146 shares of common stock of the Company which represented approximately 76% of the Company. Immediately prior to the share exchange, the Company had 4,572,283 shares issued and outstanding.

Due to the change in control of the Company this transaction was accounted for as a reverse merger in accordance with FASC Topic 805, “Business Combinations,” whereby ESP Delaware was considered the accounting acquirer. The transaction was valued at $0.76 per share based on the average trading price of the Company’s stock for the three days before and after the announcement of the transaction.

The total consideration paid was $3,461,218 based on the 4,572,283 shares of common stock retained by the existing shareholders of the Company. The net assets of ESP Nevada were recorded at fair value on the date of acquisition. Management reviewed the operations of ESP Nevada for the existence of intangible assets and determined there were none. The go-forward financial statements presented herein are those of ESP Delaware. The results of operations of ESP Nevada are included from the date of the acquisition forward. Net assets acquired were as follows:

Reverse Merger (continued)

Cash	$13,260
Notes receivable	278,004
Property and equipment	2,536
Unproven Oil & Gas properties	1,067,381
Prepaid expenses	16,102
Deposit	1,510
Goodwill	2,559,879
Related party debt	(67,354)
Liabilities assumed	(49,910)
Notes payable, net	(360,190)
Net assets acquired	$3,461,218

Purchase of Turf Chemistry, Inc by ESP Resources on November 1, 2009

On November 1, 2009, ESP Resources purchased certain assets and liabilities of Turf Chemistry Inc. (“Turf”), a Texas corporation. The assets and liabilities acquired related to Turf’s activities in the United States. Turf operates in the same industry as ESP Resources and ESP Petrochemicals.

The acquisition of Turf was accounted for using purchase accounting as ESP Resources acquired substantially all of the assets, debts, employees, intangible contracts and business of Turf. Turf’s results of operations and cash flows are included in the accompanying consolidated financial statements from the date of acquisition through December 31, 2009.

The purchase price of $1,172,972 includes the assumption of bank and other debts of Turf totaling $203,742. On November 1, 2009, ESP Resources paid $75,530 in cash and agreed to pay the remaining $263,700 on or before March 16, 2010 and 2,000,000 shares of common stock of ESP Resources Inc were issued. The required payment by the Company of $263,700 was made in March 2010. The fair value of the stock on the grant date is $280,000. The purchase included the assumption of debt and assets including inventory, fixed assets, vehicles, and supplies in exchange for cash and shares. The acquisition price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The Company determined that assets acquired included an intangible asset associated with the customer list for Turf’s existing customer relationships. The customer list was valued at $914,700 and has an estimated life of five years. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Amount
Inventory	$17,179
Property and equipment	176,380
Supplies	64,713
Intangible assets	914,700
Total assets acquired	1,172,972

Debt assumed	203,742
Net assets acquired	$969,230

Advance payment to Turf	$75,530
Cash payable to Turf	263,700
Common stock issued to Turf shareholders	280,000
Contingent consideration payable to Turf	350,000

Total purchase price	$969,230

As part of the acquisition agreement, ESP Resources agreed to issue an aggregate number of shares of its common stock to Turf determined as follows:

a)
If the sale of Turf’s products results in at least $1,500,000 in revenue for the one year period beginning on January 1, 2010 (the “First Earnout Period”), not including any revenue from ESP Resources or any of its other affiliates (the “First Revenue Earnout Criteria”), then Turf shall be entitled to receive an aggregate of such number of shares of the Company’s common stock as equals the quotient obtained by dividing (i) the difference between the total revenue from the sale of Turf’s products during the First Earnout Period minus $1,500,000 (ii) the average trading price of the Company’s common stock over the fifteen day period immediately preceding the last day of the First Earnout Period.

b)
If the sale of Turf’s products for the one year period beginning on the first day following the First Earnout Period and ending on the first anniversary of the First Earnout Period (the “Second Earnout Period”) results in revenue greater than the revenue earned in the First Earnout Period, not including any revenue from ESP Resources or any of its other affiliates (the “Second Revenue Earnout Criteria”), then Seller shall be entitled to receive an aggregate of such number of shares of the Company’s common stock as equals the quotient obtained by dividing (i) the quotient of (A) the difference between the total revenue from the sale of Turf’s products during the Second Earnout Period minus the revenue from the Sale of Turf’s products during the First Earnout Period divided by (B) one and thirty-three one hundredths (1.33), by (ii) the average trading price of the Company’s common stock over the fifteen day period immediately preceding the last day of the Second Earnout Period (the “Second Year Earnout Shares”).

c)
If the sale of Turf’s products for the one year period beginning on the first day following the Second Earnout Period and ending on the first anniversary of the Second Earnout Period (the “Third Earnout Period”) results in revenue greater than the revenue earned in the Second Earnout Period, not including any revenue from ESP Resources or any of its other affiliates (the “Third Revenue Earnout Criteria”), then Turf shall be entitled to receive an aggregate of such number of shares of the Company’s common stock as equals the quotient obtained by dividing (i) the quotient of (A) the difference between the total revenue from the sale of Turf’s products during the Third Earnout Period minus the revenue from the sale of Turf’s products during the Second Earnout Period divided by (B) two, by (ii) the average trading price of Parent’s common stock over the fifteen day period immediately preceding the last day of the Third Earnout Period (the “Third Year Earnout Shares”).

d)
If the sale of Turf’s products for the one year period beginning on the first day following the Third Earnout Period and ending on the first anniversary of the Third Earnout Period (the “Fourth Earnout Period”) results in revenue greater than the revenue earned in the Third Earnout Period, not including any revenue from the ESP Resources or any of its other affiliates (the “Fourth Revenue Earnout Criteria”), then Turf shall be entitled to receive an aggregate of such number of shares of the Company’s common stock as equals the quotient obtained by dividing (i) the quotient of (A) the difference between the total revenue from the sale of Turf’s products during the Fourth Earnout Period minus the revenue from the sale of Turf’s products during the Third Earnout Period divided by (B) 4, by (ii) the average trading price of the Company’s common stock over the fifteen day period immediately preceding the last day of the Fourth Earnout Period (the “Fourth Year Earnout Shares”).

Management has estimated the fair value of the earn out provision at $350,000 on the date of acquisition. and recorded this as a contingent liability.

Unaudited pro forma condensed combined financial statements

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had each acquisition been consummated as of that time, nor are they intended to be a projection of future results.

The unaudited condensed combined pro forma results were as follows:

Unaudited Pro Forma Combined Condensed Statement of Operations
 For the Year Ended December 31, 2008 and 2009

	2008	2009
Revenues	$2,826,000	$3,126,027
Cost of Goods Sold	(1,430,793)	(1,595,470)
Gross Profit	1,395,207	1,530,557

Total Operating Expenses	1,275,222	3,762,723

Net loss	$2,670,429	$5,293,280
Goodwill

All goodwill relates to the business acquired in the reverse merger transaction described above. The changes in the carrying amount of goodwill for the year ended December 31, 2008, are as follows.

Balance, December 31, 2007	$-
Goodwill acquired during the year	2,559,880
Impairment losses	(2,559,880)
Balance, December 31, 2008	$-

Goodwill was tested for impairment as of December 31, 2008. All goodwill relates to Pantera Petroleum, which was acquired in the reverse merger on December 29, 2008. Management estimated the fair value of this reporting unit and determined that the goodwill was impaired as of December 31, 2008. An impairment loss of $2,559,879 was recognized for the year ended December 31, 2008. Management determined that no impairment loss was required to be recognized for the year ended December 31, 2009. The fair value of that reporting unit was estimated using the expected present value of future cash flows. The goodwill was fully impaired because there were no expected future cash flows in excess of those that were already used to value the oil and gas properties at fair value on the date of acquisition which was two days earlier.

Intangible assets

Intangible assets relate to the customer list acquired with the acquisition of Turf described above. Intangible assets are being amortized over their estimated life of five years. The Company evaluated intangible assets for impairment as of December 31, 2009 and determined that no impairment was indicated. The Company recognized amortization expense of $30,490 during the year ended December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The consolidated financial statements include the accounts of ESP Resources and its wholly-owned subsidiaries for the years ended December 31, 2009 and 2008.

All significant inter-company transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had $25,107 and $27,367 cash equivalents at December 31, 2009 or 2008.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The carrying amount for accounts receivable approximates fair value.

Accounts receivable consisted of the following as of December 31, 2009 and 2008:

	2009	2008
Trade receivables	$511,923	$248,690
Trade receivable – Turf	303,780	202,192
Less: Allowance for doubtful accounts	-	-
Net accounts receivable	$815,703	$450,882

In February 2009, the Company entered into a non-binding letter of intent (“Letter of Intent”) to acquire 100% of the outstanding stock of Turf. 1  The acquisition was completed on November 1, 2009. Included in accounts receivable at December 31, 2008 are amounts due from the Turf for sales of petrochemicals during 2008. These accounts receivable have exceeded the normal 30-day payment terms. Under the terms of our Letter of Intent, if the acquisition was not consummated these receivables would have been repaid with five percent interest. The acquisition was closed on November 1, 2009, and all amounts due from Turf were repaid in 2010.

Accounts receivable are periodically evaluated for collectability based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions. Since the inception of business in March, 2008, ESP has not experienced losses from bad debts. Our receivable aging averaged less than 60 days since our inception. We believe that our accounts receivable are fully collectible as of December 31, 2009. For the year ended December 31, 2009 and 2008, the Company recorded no provision for doubtful accounts.

Inventory

Inventory represents raw and blended chemicals and other items valued at the lower of cost or market with cost determined using the first-in first-out method, and with market defined as the lower of replacement cost or realizable value.

As of December 31, 2009 and 2008, inventory consisted of the following:

	2009	2008
Raw materials	$236,129	$178,828
Finished goods	54,089	42,747
Total inventory	$290,218	$221,575
Investments

Investments in companies and joint ventures where no significant influence exists are carried at the lower of cost or fair value. The investments are assessed for impairment when it appears the amount may not be recovered.

1 Turf is owned by a 6% shareholder of ESP at the time of negotiations, whose percentage has decreased to less than 5% due to additional issuances by the Company, and is also the cousin of one of ESP’s major shareholders.

Property and equipment

Property and equipment of the Company is stated at cost. Expenditures for property and equipment which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred.

Depreciation is provided principally on the straight-line method over the estimated useful lives ranging from five to seven years for financial reporting purposes.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost centre) basis. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

Costs capitalized, together with the costs of production equipment, will be depleted and amortized on the unit-of-production method based on the estimated gross proved reserves. Petroleum products and reserves are converted to a common unit of measure, using 6 MCF of natural gas to one barrel of oil.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

If capitalized costs, less related accumulated amortization and deferred income taxes, exceed the “full cost ceiling” the excess is expensed in the period when such excess occurs. The “full cost ceiling” is determined based on the present value of estimated future net revenues attributed to proved reserves, using current prices less estimated future expenditures plus the lower of cost and fair value of unproven properties within the cost center.

Future net cash flows from proved reserves using period-end, non-escalated prices and costs are discounted to present value and compared to the carrying value of oil and gas properties.

Proceeds from a sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the rate of depletion by more than 25%. Royalties paid net of any tax credits received are netted with oil and gas sales.

Impairment

Unevaluated properties which are excluded from amortization are assessed at least annually to ascertain whether impairment occurred. Unevaluated properties whose costs are individually significant shall be assessed individually. Where it is not practicable to individually assess the amount of impairment of properties for which costs are not individually significant, such properties may be grouped for purposes of assessing impairment. Management considers the following factors in assessing properties for impairment:

Impairment may be estimated by applying factors based on historical experience and other data such as primary lease terms of the properties, average holding periods of unproved properties, and geographic and geologic data to groupings of individually insignificant properties and projects. The amount of impairment assessed under either of these methods shall be added to the costs to be amortized. In addition, management assesses the availability of financing on commercially viable terms in order to finance the development of the property. The Company individually evaluated the Block 83 and 84 Project and the Baker 80 Lease. These are the only unevaluated properties owned by the Company; therefore, no properties were evaluated as a group. See Note 6 for specific discussion of each of the unevaluated properties.

The Company determined that its investments in the Baker 80 Lease and Block 83 84 Project were impaired. As a result, the Company recognized an impairment loss of $1,067,381 for the twelve months ended December 31, 2009. See Note 6 below.

Asset Retirement Obligations

The Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability.

Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the related asset retirement cost capitalized as part of the carrying amount of the related long-lived asset. At December 31, 2009 and 2008, no asset retirement obligation was required to be recorded.

Derivatives

The valuation of our embedded derivatives and warrant derivatives are determined primarily by the Black-Scholes option pricing model. An embedded derivative is a derivative instrument that is embedded within another contract, which under the convertible note (the host contract) includes the right to convert the note by the holder, certain default redemption right premiums and a change of control premium (payable in cash if a fundamental change occurs). In accordance with SFAS No. 133, as amended, ASC 815 “ Accounting for Derivative Instruments and Hedging Activities” , as amended, these embedded derivatives are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. A warrant derivative liability is determined in accordance with EITF 00-19, ASC 815. Based on EITF 00-19, ASC 815, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. The practical effect of this has been that when our stock price increases so does our derivative liability and resulting in a non-cash loss charge that reduces our earnings and earnings per share. When our stock price declines, we record a non-cash gain, increasing our earnings and earnings per share.

To determine the fair value of our embedded derivatives, management evaluates assumptions regarding the probability of certain future events. Other factors used to determine fair value include our period end stock price, historical stock volatility, risk free interest rate and derivative term. The fair value recorded for the derivative liability varies from period to period. This variability may result in the actual derivative liability for a period either above or below the estimates recorded on our consolidated financial statements, resulting in significant fluctuations in other income (expense) because of the corresponding non-cash gain or loss recorded.

Income Taxes

In accordance with SFAS No. 109, ASC 740 “Accounting for Income Taxes”, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Concentrations

The Company has three major customers that together account for 39% of accounts receivable at December 31, 2009 and four major customers that together account for 63% of the total revenues earned for the year ended December 31, 2009.

	Accounts
	receivable	Revenue
Customer A	17%	37%
Customer B	10%	12%
Customer C	-%	8%
Customer D	11%	6%

	39%	63%

The Company has four vendors that accounted for 29%, 14%, 11% and 10%, respectively of purchases.

The Company has two major customers that together account for 30% of accounts receivable at December 31, 2008 and two major customers that together account for 56% of the total revenues earned for the year ended December 31, 2008.

	Accounts
	receivable	Revenue
Customer A	14%	39%
Customer B	16%	17%

	30%	56%

The Company has two vendors that accounted for 71% of purchases (Vendor A: 48%; Vendor B: 23%) for the year ended December 31, 2008.

The Company places its cash and cash equivalents with financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time, the Company’s cash balances exceeded FDIC insured limits. In October 2008, the Federal government temporarily increased the FDIC insured limits up to a maximum of $250,000 per depositor until December 31, 2009, after which time the insured limits will return to $100,000. The Company mitigates this concentration of credit risk by monitoring the credit worthiness of financial institutions and its customers. There were no uninsured cash balances at December 31, 2009 and 2008.

Revenue and Cost Recognition

The Company through its wholly owned subsidiary, ESP Petrochemicals, Inc., is a custom formulator of petrochemicals for the oil & gas industry. Since the products are specific to each location, the receipt of an order or purchase order starts the production process. Once the blending takes place, the order is delivered to the land site or dock. When the containers of blended petrochemicals are off-loaded at the dock, or they are stored on the land site, a delivery ticket is obtained, an invoice is generated and Company recognizes revenue. The invoice is generated based on the credit agreement with the customer at the agreed-upon price.

Revenue is recognized when title and risk of loss have transferred to the customer and when contractual terms have been fulfilled. Transfer of title and risk of loss occurs when the product is delivered in accordance with the contractual shipping terms, generally to a land site or dock. Revenue is recognized based on the credit agreement with the customer at the agreed upon price.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense for the year ended December 31, 2009 and 2008 were $433 and $1,117, respectively.

Basic and Diluted Loss Per Share

Basic and diluted earnings or loss per share (EPS) amounts in the financial statements are computed in accordance SFAS No. 128, ASC 260 – 10 “ Earnings per Share ”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income/loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.

Potentially dilutive securities were excluded from the calculation of diluted loss per share, because their effect would be anti-dilutive.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

Business Segments

The Company operates on one segment and therefore segment information is not presented.

Fair Value of Financial Instruments

The carrying amounts of the company’s financial instruments including accounts payable, accrued expenses, and notes payable approximate fair value due to the relative short period for maturity these instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

Fair Value of Financial Instruments

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

As of December 31, 2009, there have been no environmental expenses incurred by the Company.

New Accounting Standards

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS 168”). The FASB Accounting Standards Codification TM, (“Codification” or “ASC”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU’s). The FASB will not consider ASU’s as authoritative in their own right; rather these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. SFAS No. 168 is incorporated in ASC Topic 105, Generally Accepted Accounting Principles. The Company adopted SFAS No. 168 in the third quarter of 2009, and the Company will provide reference to both the Codification topic reference and the previously authoritative references related to Codification topics and subtopics, as appropriate.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165, which is incorporated in FASB ASC Topic No. 855, “Subsequent Events”, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. In accordance with SFAS 165, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company adopted SFAS 165 effective June 30, 2009 and the adoption did not have a material impact on its consolidated financial statements. The date through which subsequent events have been evaluated is November 16, 2009, the date on which the financial statements were issued.

In June 2009, the FASB issued guidance which amends the consolidation guidance applicable to variable interest entities. This guidance is included in FASB ASC 810, Consolidation. The amendments significantly reduce the previously required quantitative consolidation analysis, and require ongoing reassessments of whether a company is the primary beneficiary of a variable interest entity. This new guidance also requires enhanced disclosures about an enterprise’s involvement with a variable interest entity. This statement is effective for the beginning of the first annual reporting period beginning after November 15, 2009. The Company does not currently expect the adoption of the new guidance in FASB ASC 810 to impact its consolidated financial statements.

In October 2009, the FASB issued guidance for amendments to FASB Emerging Issues Task Force on EITF Issue No. 09-1 “ Accounting for Own-Share Lending Arrangements in Contemplation of a Convertible Debt Issuance or Other Financing” ( Subtopic 470-20 ) “Subtopic”. This accounting standards update establishes the accounting and reporting guidance for arrangements under which own-share lending arrangements issued in contemplation of convertible debt issuance. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2009. Earlier adoption is not permitted. Management believes this Statement will have no impact on the consolidated financial statements of the Company once adopted.

Note 2 – Going Concern

At December 31, 2009, the company had cash and cash equivalents of $25,107 and working capital deficit of $1,051,051. The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The Company estimates that it will require additional cash resources during 2010 based on its current operating plan and condition.

The Company expects cash flows from operating activities to improve, primarily as a result of an increase in revenue, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

Note 3 – Factoring Payable

On February 2, 2007, the Company entered into a combined account factoring and security agreement with Midsouth Bank, which was renewed on July 31, 2009 and expires June 30, 2010. The Company may obtain advances up to 100 percent of eligible accounts receivable, subject to a three percent factoring fee, and ten percent held in a reserve account, which is released to the Company upon payment of the receivable. The factoring agreement is subject to a revolving line of credit master note, which limits borrowing to $400,000. The factoring agreement was amended in January 2010 to raise the borrowing limit to $750,000. The line of credit is payable upon demand, or if no demand is paid, with monthly payments of interest at 15%. All outstanding principle plus accrued unpaid interest is due on June 30, 2010. The payment terms of the line of credit will not be enforced while the factoring agreement is in effect. The line of credit is secured by all inventory, accounts, general intangibles, and equipment of the Company and a commercial guarantee of a Company stockholder. The total borrowings under the factoring agreement at December 31, 2009 and 2008 were $380,724 and $226,868, respectively with $41,139 and $22,876 held in a restricted cash reserve account for the same periods both of which are in other assets in the consolidated balance sheets.

Note 4 – Property and equipment

Property and equipment includes the following at December 31, 2009 and 2008:

	2009	2008
Plant, property and equipment	$248,722	$169,680
Vehicles	536,131	233,538
Equipment under capital lease	77,265	-
Office furniture and equipment	40,626	8,897
	902,744	412,115
Less: accumulated depreciation	(219,341)	(126,822)
Net property and equipment	$683,403	$285,293

Depreciation expense was $152,963 and $78,715 for the year ended December 31, 2009 and 2008, respectively. The Company allocated $136,490 and $52,857 of depreciation to cost of goods sold during the year ended December 31, 2009 and 2008, respectively.

Note 5- Notes receivable and investments

Subsequent to the Company’s amended agreement with Aurora, Boreal and Artemis Energy PLC in September 2008, the Company has no ownership in Aurora or Boreal or their underlying assets. The Company holds notes receivable from Aurora and Boreal with a face value of $680,371. These notes are due September 9, 2013. The notes represent a conversion of the Company’s previous ownership interests in Aurora and Boreal. The Company made cash advances totaling $670,000 to acquire the ownership interests which were later converted into notes receivable.

The notes have been reduced by an allowance of $670,000 and interest income is not being accrued on the notes based on the uncertainty of the collectability of the notes. In addition the Company has nominal options to purchase 27% of Aurora and 30% of Boreal from a third party, Artemis Energy PLC, at an exercise price of £10 for a term of 30 years; provided the fair market value of the shares subject to the option exceeds the value of the debt held by the Company under the aforementioned note receivable issued by such entity. The valuation requirement has not been met for either option and we do not expect that requirement to be met in the near future. Each option expires October 13, 2038 and carries and exercise price of £10. The options are considered nominal and are valued at $- on the balance sheet of the Company.

The Company did not exercise its option under the amended agreement to provide Aurora a $500,000 investment in exchange for a note and an additional option for 38% of its equity, or to provide Boreal a $500,000 investment in exchange for a note and an additional option for 35% of its equity by the April 30, 2009 deadline, as per the agreement. This deadline was verbally extended indefinitely. However, in order to focus on its core petrochemical business and existing and potential domestic exploration assets in a tight credit environment, the Company elected to not pursue additional investments under the amended agreement.

We believe that it is probable that the notes receivable from Aurora and Boreal are impaired. The amount of the impairment has been estimated based on management’s judgment of the liquidation value of the underlying assets in the companies. In determining the amount of the valuation allowance, management considered the following factors:

●
Estimated potential sale prices of Aurora and Boreal’s concessions compared to other concession properties in Paraguay. While no exact comparisons are available as each concession is unique in geography and data available, potential liquidation value of the concessions is a factor. Management reviewed concessions in the area where possible; however, the availability of data is limited because each concession is privately held. In addition, each concession is unique and objective comparisons of value are virtually impossible. Management uses this information as a subjective indicator of value and trends in the area, matched with the value of the data available for the concessions held by Aurora and Boreal. While substantive quantitative work was done to analyze the data available on the concessions from Aurora and Boreal, it is a unique property. Because of the lack of objective data from comparative properties, management used its judgment and the review of qualitative information in order to value these notes.

●	Our limited ability to compel Aurora and Boreal to sell the concessions in order to repay the notes

●	Precipitous fall in oil and gas prices

●	Contraction in credit and financing

●	Curtailing of exploration activities by major oil and gas companies

Management used its experience and judgment to weigh these factors and determine the amount of the allowance.

During the twelve months ended December 31, 2009, the Company increased the allowance on the notes receivable by $268,000 to $670,000 as a result of increased uncertainty about the collectability of the notes. The company also impaired the accrued interest receivable of $10,371. Due to the uncertainty of collectability, no additional interest revenue was recorded during the twelve months ended December 31, 2009. In addition, the Company increased the impairment on notes receivable recorded in relation to the guarantee liability by $48,000. (See further discussion in Note 12.) The Company recognized total impairment expense of $326,371 during the twelve months ended December 31, 2009.

Note 6 - Oil and Gas Properties - Unproven

Block 83 and 84 Project

On March 6, 2008, we purchased a 10% interest in a joint venture formed pursuant to a joint venture agreement, with Trius Energy, LLC, as the managing venturer, and certain other joint venturers, in consideration for $800,000. Pursuant to the joint venture agreement, our company and the other joint venturers agreed, among other things, (a) to form a joint venture for the limited purpose of (i) securing, reentering, re-opening, managing, cultivating, drilling and operating the Gulf-Baker 83 #1 Well, the Sibley 84 #1 Well and the Sibley 84 #2 Well located in West Gomez oil and gas fields in Pecos County, Texas, (ii) such other business agreed to by the joint venturers, and (iii) all such actions incidental to the foregoing as the joint venturers determine; (b) that the joint venturers shall have equal rights to manage and control the joint venture and its affairs and business, and that the joint venturers designate Trius Energy, LLC, as the managing venturer and delegate to the managing venturer the day-to-day management of the joint venture; (c) that distributions from and contributions to the joint venture shall be made in a prescribed manner; and (d) that all property acquired by the joint venture shall be owned by the joint venture, in the name of the joint venture, and beneficially owned by the joint venturers in the percentages of each joint venturer from time to time. Upon entering this agreement, a director of Trius Energy, LLC was appointed as a director of the Company. On April 1, 2008, the joint venture began re-entry operations on the Sibley 84 #1 Well.

On August 16, 2008, the Sibley 84 #1 well of Block 83 84 Project JV entered production from the Devonian and Fusselman zones and began to sell natural gas. Sales were suspended to allow the well to unload fluid, and a separator was put in line with the stack-pak to better handle the formation water. In addition, the operator performed an acidization procedure on the perforations, or holes made in the production formation through which formation gas enters the wellbore. While bottom hole pressure remained strong after the acidization procedure, formation water from an undetermined zone continued to cause a significant decrease in the natural gas production rates, and caused the Block 83 84 Project JV to shut in the well for evaluation. While evaluating solutions from service providers to decrease the water production, on November 12, 2008, there was a reported well-head blowout. Multiple service companies were mobilized on location to control the well and place a Blow Out Preventer on the casing head at the surface of the well. The well is currently shut in due to the blow out. Work to repair the blowout began in August 2009. The Company expects that the operator will receive insurance reimbursement to cover the cost of the repairs of the damage from the blow out.

Although the Sibley 84#1 was tied to the gas gathering sale line and sold small amounts of natural gas, because of the blowout, Trius Energy LLC acting as managing venturer verbally extended the carried interest for the Company in the Sibley 84#1 for the Fusselman or Devonian zones. Trius is working to obtain additional funding for this well for this purpose and is contractually committed to fund the remaining two wells, Gulf Baker 83#1 and the Sibley 84#2, according to the joint venture agreement and private placement agreement to completion.

Under the definition of 17 CFR Section 210.4 -10, Subsection A(2), the Block 83 84 Project JV’s three well project does not meet the definition of proved reserves. While true there was production in 84#1 from the Devonian and Fusselman zones, it was so limited as to not rise to the definitional level of being economical to a reasonable certainty, especially in light of the unexpected water problem very shortly after production began, in addition to the subsequent blowout. The target zones in the 84#1 and 83#1 have not produced in these particular wells, aside from the small production in 84#1 before the water inflow and blowout. For 84#1, along with 83#1 and the undrilled prospect 84#2, the recovery of natural gas and crude oil is subject to reasonable doubt because of uncertainty as to economic factors, geology, and reservoir characteristics. As an example, 84#1’s target zones of the Devonian and Fusselman produced an uneconomical amount of water unexpectedly, and the economical producibility of those zones does not rise to the level of reasonable certainty. It is intended to obtain an independent reserve analysis once economic producibility is supported to the level of a reasonable certainty, if and when that occurs. At that time, we intend to obtain the analysis from an independent, third party reserve engineer. Until that time, the properties are classified as unproven.

In assessing the fair value of the Block 83 84 Project JV, the Company evaluated several factors and considered each factor according to its probability of its occurrence and its importance in the valuation process. There are qualitative and quantitative considerations in each factor, and the Company combined its own professional experience with that of external parties to assess each factor. The first factor to be evaluated was the blow-out on the Sibley 84#1. While impossible for any operator or individual to definitively assess the full extent of the damage without beginning the repair work, estimates were made by the operator in its professional opinion. The operator carries a $5 million policy which covers blow-outs, and the estimate for the repair does not amount to 25% of the policy. Although work has begun to repair the blowout, there is a risk that damage to the well may exceed the value of the insurance coverage. In the Company’s assessment of the policy and the repair work, this risk is not inconsequential, but it does not rise to the threshold of more likely than not. If it is in fact the case that the damage exceeds the value of the insurance policy, there is a risk that there will not be additional financing above the insured amount to repair the well with the result that the value of the Company’s interest in the project will likely be impaired. This risk would fall upon Trius Energy LLC acting as managing venturer and all other joint venturers in the Sibley 84#1 for the Fusselman or Devonian zones. As above, it is the assessment that the insurance policy will more than likely cover the entire repair work.

There is the risk that upon completion of the work to repair the well from the blow-out that there will be additional water from either the Devonian or Fusselman that limits economic production. According to the perforation reports, the well was producing from both the Devonian and the Fusselman. While is it not uncommon for these formations to produce water, there is the risk that the water does not decrease as expected over time. This risk is assessed against the solution of testing and blocking off the formation causing the water so as to produce the available gas unimpeded. If it is found that neither the Devonian nor the Fusselman is commercially productive, then a possible solution and recommendation is that the operator perforate in the Lower Wolfcamp, which is a productive zone in the Gomez Field. The probability of both the Fusselman and Devonian zones producing water is limited due to the high shut in tubing pressure reading and casing pressure readings over time, in addition to the high down hole pressure readings. The risk in both the Sibley 84#1 and the Gulf Baker 83#1 is mitigated by the fact that they have multiple producible zones including the Fusselman, Devonian, Wolfcamp, and Atoka. Based upon an analysis of area production, well logs, and drilling and completion reports, while the risk exists that no zone is economically producible, it is assessed as not rising to the level of more likely than not because of the multiplicity of production zones.

An additional factor in assessing the carrying value is the ability of Trius Energy LLC as managing venturer to extend the carried interest for the Company in the Sibley 84#1. This factor is assessed on two levels, one for completing the Sibley 84#1 above the insurance policy maximum, and second, for completion should there be excessive water produced. As stated above, it is the second risk that is more probable, but is mitigated by two considerations. The first consideration is that if Trius cannot or will not extend the carried interest, then all joint venturers will be called for the capital. In this instance, the Company would be required to give 10% of the completion costs, and if not, it will be considered non-consent and lose rights to the well’s cash flow until such time as allowed under the non-consent provisions of the joint operating agreement. Although Trius is a third party, privately held company and does not allow access to its financial statements, it verbally stated that it is contractually obligated to extend the carried interest as it relates to the Company and is in the process of liquidating other interests to fund the testing and blocking off of formation water, if necessary. The risk that Trius can liquidate interests can be assessed as higher than other risks, but the Company assesses it as more probable than not that Trius will be able to perform. Even if it cannot, this risk is mitigated by the number of joint venturers and relatively low amount of assessed additional work. The Company would need to have 10% to preserve its rights, and the Company assesses that it would be able to either divert funds from ongoing operations or raise additional money in the form of debt or equity. However, there is no assurance that this will occur.

Similar to the assessment of the Sibley 84#1, the Company assessed the risk for the completion of the Sibley 84#2, a new oil drill, and the Baker 83#1 in evaluating the carrying value of the project. The main risk here is the credit risk of Trius Energy. Although information is not complete, and sales prices have declined, other factors such as drilling input costs, have also declined, making it less expensive to drill new wells and re-enter shut-in wells. Another factor used in assessing the project is the price of natural gas and oil. The two gas re-entry wells are longer term assets with estimated remaining useful lives in multiple zones of over 10 years. According to the Energy Information Administration, U.S. Natural Gas Wellhead monthly prices averaged $3.71 per thousand cubic feet in 2009. The Company’s longer term projections assume a higher price per thousand cubic feet rather than incorporating short term, highly volatile prices. Although the Company believes this average over time is appropriate, the Company stressed each well with lower prices and projected volumes. The stressed values were compared to sales prices of working interests at volumes and prices comparable to stressed prices. As the market for working interests is an illiquid market and may not necessarily be relied upon, the Company also compared the results using traditional present value analysis. As the project is inherently designed to have failures in any one well or zone, the Company assesses the value in light of the potential failures of completion. For impairment purposes only, the Company used an expected value analysis, which is the weighted average of the present value of a downside, base, and upside cases, along with a total failure case, where the weights are the probabilities of occurrence of those values. The 84#2 is a new oil drill. Despite the drop in oil prices, the original expected value per barrel of oil is comparable to prices today. The Company also stressed the production and pricing models, and compared them area production, and assessed that projected pricing and production projections associated with this well would not impair its contribution to the project.

Material assumptions for all cases included a $3.00/mmbtu for gas prices and $60/barrel oil price, which are below the U.S. Government Energy Information Administration’s Annual Energy Outlook 2009 Reference Case (Updated). The 84#1 assumed a base case of 2.5 million cubic feet per day production with a target Devonian zone while the 83#1 base case was the same from the target Lower Wolfcamp zone, based upon the log analysis and area production, along with the operator’s experience in the field. An 80 barrel per day production assumption from the Yates/7-Rivers formation was used for the 84#2. Additional assumptions included a 20% decline rate for the reentry wells, and a 10% discount rate, applied to our 10% working interest, the same being a 7.5% net revenue interest.

Management determined that it would be more likely than not that Trius, who is responsible for paying our carried interest, would not be able to obtain the necessary funding to get the well operational. Management also learned that a vendor had obtained a default judgement against the operator of the well for unpaid invoices. Although the operator fully expects to resolve the issue and Trius fully expects to obtain the necessary financing, taking in totality the risks and their likelihood, at this time, the Company assessed that it is more likely than not that impairment occurred given these factors. As a result, management determined that this well is fully impaired.

Baker 80 Lease

By an agreement dated August 11, 2008, we agreed to acquire a 95% working interest and 71.25% revenue interest, in the Baker 80 Lease located in Pecos County, Texas (the “Property”) from Lakehills Production, Inc. (“Lakehills”) in consideration for $10,000 previously advanced and $726,000 to be paid as follows:
i.	$150,000 on or before August 11, 2008– 15.66% (paid)
ii.	$200,000 on or before August 20, 2008 – 27.55% (paid)
iii.	$376,000 on or before September 30, 2008 – 51.79% (not paid)
In the event that we make less than the required investment amount to complete any of the payments, we shall be entitled to receive a percentage of the Property lease assignments per the above described percentages.

We were given an indefinite verbal extension on the payment of the $376,000 to acquire an additional 51.79% . We negotiated a reduction in the purchase price for the final 51.79% to $87,190. On October 30, 2008, we borrowed $87,190 from a private equity drilling fund (the “Investor”) to purchase the remaining 51.79% working interest in the Property. The Investor advanced the funds directly to Lakehills, and we issued a promissory note to Investor for $87,190. Our ownership in the Property is governed by the drilling program described below.

On October 30, 2008, we entered into and closed the definitive documents for the transaction with Lakehills and a private equity drilling fund (the "Investor”). Pursuant to the terms of the Agreement, we, along with Lakehills, entered into drilling arrangements with the Investor whereby we and Lakehills granted the Investor an exclusive option to fund the drilling, re-entry and completion of certain wells located in the West Gomez field (Baker’s Ranch) located in Pecos County, Texas. According to the terms of the Agreement, we and Lakehills transferred to the Investor a combined 100% working interest in the wells. Upon tie-in of each well, the Investor will own a 95% working interest in such well and the Investor will grant to Lakehills a 5% working interest. The Investor’s working interest shall remain 95% until such time as the Investor achieved a 12% internal rate of return from its investment (“IRR”) in the well. Thereafter, the Investor will grant to us a 5% working interest and the Investor’s working interest percentage will be reduced to 90% until such time as the Investor achieved a 20% IRR from its investment in the Well Program. Thereafter, the Investor will grant to us an additional 10% working interest such that our working interest will be 15% and the Investor’s working interest will be reduced to 80% until such time as the Investor achieved a 25% IRR from its investment in the Well Program. Thereafter, the Investor will grant to us an additional 6% working interest such that our interest in such Well will be 21% and the Investor’s working interest will be reduced to 74% accordingly. In all cases, Lakehills’ working interest will remain at 5%.

The Investor shall receive 100% of the cash flows on the initial well (the “Initial Well”) until such cash flow received exceeds the $87,190 plus interest represented by a promissory note that we executed in favor of the Investor, which bears interest at 5% per year and was due April 30, 2009. This note has been verbally extended indefinitely. No cash distributions shall be paid to us or to Lakehills until the Note has been paid in full. Upon full payment of the Note, we shall receive 100% of the cash flow from the Initial Well until the aggregate amount of such cash flow received by us totals $350,000. No cash distributions shall be made or otherwise accrue to the Investor or Lakehills during this period. Thereafter, the Investor will receive 50% of the Initial Well’s operating cash flow and we will receive 50% of the Initial Well’s operating cash flow until each party receives $175,000 (i.e., an aggregate of $350,000). No cash distributions shall be made or otherwise accrue to Lakehills during this period. Thereafter, cash distributions shall be calculated in accordance with the then current working interest ownership percentages associated with the Initial Well as outlined in the paragraph above.

Lakehills issued a non-consent filing to the investor in May 2009 under the terms of the Joint Operating Agreement dated October 30, 2008. The Investor immediately disputed this filing; however, the Investor has not performed as required in the agreement, and the Company believes that they do not intend to perform. Efforts at replacing the Investor with alternate financing have been ongoing without definitive success. Although efforts to find alternative financing continue, without current financing to complete the well, the Company elected to write off its investment as of December 31, 2009.

Note 7-Long Term Debt

Long term debt consisted of the following at December 31, 2009 and 2008:

	2009	2008

Note payable to Midsouth Bank dated May 2007. The Note bears interest at 12.0 percent per annum and is payable in monthly installments of $194, maturing May 2012. The note is secured by equipment and deposit accounts.	$4,835	$6,477

Note payable to Midsouth Bank dated February 2007. The note bears interest at 12.0 percent per annum and is payable in monthly installments of$ 194, maturing February 2012 The note is secured by equipment and deposit accounts.	3,818	5,292

Note payable to FMC dated January 2007. The note bears interest at 2.90 percent per annum and is payable in monthly installments of $945, maturing February 2012. The note is secured by a vehicle.	23,785	34,264

Note Payable to FMC dated January 2007. The note bears interest at 2.90 percent per annum and is payable in monthly installments of $902, maturing February 2012. The note is secured by a vehicle.	23,642	32,734,

Note payable to FMC dated January 2007. The note bears interest at 2.90 percent per annum and is payable in monthly installments of $925 maturing February 2012. The note is secured by a vehicle.	23,297	33,562

Note assumed with vehicle purchase, payable to FMC dated December 2006. The note bears interest at 9.90 percent per annum and is payable in installments of $724, maturing December 2011. The notes is secured by a vehicle	17,474	22,484

Note assumed with vehicle purchase, payable to St. Martin Bank dated December 2005. The note bears interest at 7.10 percent per annum and is payable in installments of $852 maturing In December 2009. The note is secured by a vehicle.	-	9,808

Unsecured notes payable. The notes bear interest at 5 percent per annum and are due between September 30, 2012 and July 22, 2013	273,000	273,000

Promissory note payable in connection with the drilling program. The note bears interest at 5 percent per annum and is due April 30, 2009. The note has been extended indefinitely.	87,190	87,190

On February 12, 2009, the Company borrowed $41,415 for the purchase of a vehicle. The note bears interest at 6.75% per year, is secured by the vehicle purchased and is payable in 60 monthly payments of $817.	35,420	-

On February 15, 2009, the Company borrowed $4,343 for the purchase of equipment. The note bears interest at 12% per year, is secured by the equipment purchased and is payable 36 monthly payments of $145	3,284	-

On November 10, 2009, the Company borrowed $52,586 for the purchase of a vehicle. The note bears interest at 6% per year, is secured by the vehicle purchased and is payable in 60 monthly payments of $789.	51,392	-

On November 10, 2009, the Company borrowed $57,372 for the purchase of a vehicle. The note bears interest at 6% per year, is secured by the vehicle purchased and is payable in 60 monthly payments of $842.	56,523

Note assumed with the acquisition of Turf Chemicals, Inc. Note assumed with boat purchase, payable to Key Bank dated May 17, 2007. The note bears interest at 10.50% percent per annum and is payable in installments of $481, maturing May 17, 2022. The note is secured by a boat.	39,948	-

Note assumed with the acquisition of Turf Chemicals, Inc. Note assumed with vehicle purchase, payable to FMC dated April 2008. The note bears interest at 7.90 percent per annum and is payable in installments of $992, maturing April 2013. The note is secured by a vehicle.	36,646	-

Note assumed with the acquisition of Turf Chemicals, Inc. Note assumed with vehicle purchase, payable to FMC dated April 2008. The note bears interest at 7.99 percent per annum and is payable in installments of $614, maturing April 2013. The note is secured by a vehicle.	22,148	-

Note assumed with the acquisition of Turf Chemicals, Inc. Note assumed with vehicle purchase, payable to FMC dated April 2008. The note bears interest at 7.99 percent per annum and is payable in installments of $458, maturing April 2013. The note is secured by a vehicle.	16,093	-

Note assumed with the acquisition of Turf Chemicals, Inc. Note assumed with vehicle purchase, payable to FMC dated April 2008. The note bears interest at 7.99 percent per annum and is payable in installments of $693, maturing April 2013. The note is secured by a vehicle.	21,995	-

Unsecured note payable to Compass Bank. The note bears interest at the Wall Street Journal U.S. prime rate plus 1.50 percent (4.75 percent at December 31, 2009) per annum, is payable in monthly installments of $4,050 and is due February 1, 2011	51,760	-

Insurance financing and other short term financing, bears interest at 6.63 percent per annum and is payable in monthly installments of $13,200	115,556	82,204
Total	907,806	587,015
Less current maturities	(325,170)	(219,584)
Total long-term debt	$582,636	$367,431

On July 21, 2009, the Company borrowed $75,000 from a lender. The note bore interest at 10% per year and had a term of 56 days. The note was collateralized by 3,000,000 shares of common stock which were returned and cancelled upon repayment of the note. In connection with the loan, the Company issued 1,000,000 shares of common stock and warrants to purchase 250,000 shares of common stock at an exercise price of $0.50 per share and warrants to purchase 250,000 shares of common stock at an exercise price of $1.25. The warrants have a term of two years. The Company evaluated the warrants under current accounting pronouncements and determined that they were properly classified as equity on the balance sheet. The warrants were valued using the Black-Scholes option pricing model with the following assumptions:

Stock price on the measurement date	$0.14
Risk-free interest rate	0.96%
Dividend yield	0%
Volatility factor	86%
Expected life (years)	2

The common stock was valued based on the trading price of the stock on the date of issuance. The relative fair value of the common stock and warrants was determined to be $46,752 and $2,275, respectively. This resulted in a total discount of $49,027 which was recorded as a discount on the debt and an increase in additional paid in capital. This discount was amortized over the life of the loan. The loan was repaid in September 2009 with the proceeds from the issuance of the note described below.

On September 23, 2009, the Company borrowed $75,000 from a lender. The note bears interest at 5% per year and has a term of 90 days. In connection with the loan, the Company issued 500,000 shares of common stock to the lender. The shares were valued based on the market value of the stock on the date of issuance. The relative fair value of the note and the common stock was determined to be $46,778 and $28,222, respectively. As a result, the Company recorded a discount of $28,222 with a corresponding increase in equity. On December 23, 2009, ESP entered into an agreement with the lender whereby the maturity date of the December 23, 2009 note extended to February 21, 2010 and in which the interest rate on the outstanding principal balance did not change. In addition, the Company agreed to issue the holder 200,000 shares of the Company’s common stock. The shares were valued based on the market value of the stock on the date of issuance. ESP evaluated the application of, ASC 470-50-40/55 (formerly EITF 96-19) “Debtor’s Accounting for a Modification or Exchange of Debt Instruments and concluded that the revised terms constituted a debt modification rather than a debt extinguishment and accordingly, the relative fair value of the common stock on the September 23, 2009 note of $28,222 has been treated as interest expense in the accompanying income statement. As a result, the Company also recorded a discount of $57,600 with a corresponding increase in equity for the December 23, 2009 note. The discount is being amortized over the life of the note. On February 1, 2010, the Company issued 2,180,000 shares of common stock in connection with the extinguishment of the VM Consulting Debt for $76,300 in principal and interest. See Note 13.

Maturities are as follows:

2010	$325,170
2011	401,746
2012	152,977
2013	261,016
thereafter	29,897

Note 8 – Income taxes

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2009 and 2008 are as follows:

	2009	2008
Deferred tax assets:	$935,000	$185,000

Valuation Asset	(935,000)	$(185,000)
Total Deferred Tax Asset	$-	$-

As of December 31, 2009, the Company has a net operating loss carry forward of approximately $2,600,000 available to offset future taxable income through 2029. The valuation allowance was $185,000 and $935,000 at December 31, 2008 and 2009. The net change in the valuation allowance for the year ended December 31, 2008 and 2009 was an increase of $27,583 and $750,000.

Note 9 – Stockholders’ Equity

On December 15, 2008, ESP Enterprises Inc, (formerly the sole shareholder of ESP Delaware) converted a portion of a note receivable from ESP Delaware of $685,000 into paid in capital. At the same time a note for the remaining portion of the payable to Enterprises of $100,000 bears interest at 5% per annum and became due in full at December 31, 2009. The December 31, 2009 and 2008 balances are $100,000 and $58,038.This note is unsecured and has been extended indefinitely.

On March 4, 2009, the Company entered into consulting agreements with two individuals to provide strategic planning and financial consulting services for a period of six months. The Company issued a total of 1,653,000 shares of common stock to these individuals in payment for these services. The shares have fair value of $843,030 and vest over the service period. The Company valued the shares based on market value on the date of the agreement, and recognized compensation expense of $843,030 for the twelve months ended December 31, 2009. All shares are vested as of December 31, 2009.

On March 23, 2009, the Company entered into consulting agreements with two individuals to provide services to the Company for a period of one and a half years. The Company issued a total of 2,000,000 shares of common stock to these individuals in payment for the services. The shares have a fair value of $800,000 and vest over the service period. The Company valued the shares based on market value on the date of the agreement, and recognized compensation expense of $418,519 for the twelve months ended December 31, 2009. The fair value of the unvested shares is $382,482 as of December 31, 2009.

On May 26, 2009, ESP entered into a five year agreement with a human resources company (the “HR Company”), to provide employment services to screen and select qualified candidates to satisfy the manpower needs of ESP. ESP is contractually liable to pay the HR Company $100,000 each year in stock. The annual fee is due as a prepayment ten days after the effective date, on May 26, 2009. The number of shares to be issued to the HR Company is determined by dividing $100,000 by the average closing trade price of the stock over the 10 trading days immediately preceding the applicable payment date. The average trading price for the period from May 26, 2009 to June 8, 2009 was $0.240. The number of shares to be issued to the HR Company was calculated to be 335,570. The fair value of the vested shares is $34,023.

On July 17, 2009, the Company issued 1,500,000 shares of common stock to each of David Dugas, the Company’s president, and Chris Metcalf, the Company’s CEO. The shares were valued at $0.14 per share based on the market value of the stock on the date of issuance. The Company recognized compensation expense of $420,000 during the twelve months ended December 31, 2009. The shares will vest if the individuals remain with the Company until June 1, 2010.

On July 17, 2009, the Company issued 750,000 shares of common stock to an employee. The shares were valued at $0.14 per share based on the market value of the stock on the date of issuance. The Company recognized compensation expense of $105,000 during the twelve months ended December 31, 2009. The shares will vest if the employee remains with the Company until June 1, 2010.

On September 10, 2009, the Company entered into a consulting agreement with an individual. Under the terms of the agreement, the Company issued 150,000 shares of common stock upon signing the agreement and will make monthly payments beginning September 30, 2009 of either (i) $5,000 in cash or (ii) $6,000 of common stock determined by the average trading price of the stock over the ten day trading period ending on the 30 th  of that month at the Company’s option. If, on the date the agreement terminates or expires, the fair market value of the initial 150,000 shares of common stock is less than the fair market value of the date of grant, the Company must issue such additional number of shares of common stock to make the fair market value of all the shares issued equal the fair market value on the date of grant. ESP Resources, Inc evaluated the application of FAS 150, ASC 480-15“Accounting for certain financial instrument with characteristics of both liabilities and equity At December 31, 2009, the fair market value of the initial shares was not below the fair market value on the date of grant. The 150,000 shares of common stock were valued at $16,500 based on the fair market value on the date of grant. This amount was recognized as consulting expense in the twelve months ended December 31, 2009. The Company granted 40,000 shares of common stock to the consultant for the payment of September 2009 fees. The shares were valued at $4,360 based on the fair value of those shares on the measurement date. The Company granted 165,767 shares of common stock to the consultant for the payment of October, November, and December fees. The shares were valued at $17,212 based on the fair value of those shares on the measurement date.

On December 31, 2009, the Company issued 2,000,000 shares of common stock to David Dugas, ESP Resources Inc President, and Tony Primeaux, ESP Petrochemicals, Inc President as a compensation for providing a personal guarantee on the Factoring Line of Credit. The shares vest on the grant date and ESP recognized a fair value of the stock based compensation of $280,000.

On December 31, 2009, the Company issued 200,000 shares of common stock to a consultant as a compensation for services. The shares vest on the grant date and ESP recognized a fair value of the stock based compensation of $34,000.

On December 31, 2009, the Company issued 1,142,857 shares of common to a consultant. The shares vest on the grant date and ESP recognized a fair value of the stock based compensation of $80,000.

On July 21, 2009, the Company issued 1,000,000 shares of common stock in connection with the issuance of debt with a relative fair value of $49,027. On September 23, 2009 and December 23, 2009, respectively, the Company issued 500,000 and 200,000 shares of common stock in connection with the issuance of debt with relative fair values of $28,222 and $17,400, respectively. See Note 7 above.

On September 16, 2009, ESP received proceeds of $40,000 from the sale of 571,429 units in a private placement. Each unit consists of one share of common stock, one warrant for the purchase of a share of common stock at an exercise price of $0.25 for a period of one year, and a warrant for the purchase of a share of common stock at an exercise price of $1.00 for a period of one year beginning on the first anniversary of the issuance of the warrant. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: stock price on the measurement date of $0.10; warrant term of 1-2 years; expected volatility of 71%; and discount rate of 0.38% - 1.01% . The proceeds were allocated as follows:

Common stock	$37,736
$0.25 warrant	1,859
$1.00 warrant	405
Total proceeds	$40,000

In October, 2009, the Company received proceeds of $25,000 from sales of 357,143 units in a private placement. Each unit consists of one share of common stock, one warrant for the purchase of a share of common stock at an exercise price of $0.25 for a period of one year, and a warrant for the purchase of a share of common stock at an exercise price of $1.00 for a period of one year beginning on the first anniversary of the issuance of the warrant. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: stock price on the measurement date of $.09; warrant term of 1-2 years; expected volatility of 69.10%; and discount rate of .38% . The proceeds were allocated as follows:

Common stock	$24,480
$0.25 warrant	717
$1.00 warrant	3
Total proceeds	$25,000

In November and December, 2009, the Company received proceeds of $164,000 from sales of 2,342,808 units in a private placement. Each unit consists of one share of common stock, one warrant for the purchase of a share of common stock at an exercise price of $0.25 for a period of one year, and a warrant for the purchase of a share of common stock at an exercise price of $.75 for a period of one year beginning on the first anniversary of the issuance of the warrant The warrants were valued using the Black-Scholes option pricing model with the following assumptions: stock price on the measurement date of $.09-$.13; warrant term of 1-2years; expected volatility of 50.76% -59.37%; and discount rate of .27%-.40% . The proceeds were allocated as follows:

Common stock	$160,139
$0.25 warrant	3,831
$0.75 warrant	30
Total proceeds	$164,000

On December 31, 2009, the Company issued 5,570,032 shares of common stock in connection with an extinguishment of related party debt for $194,951. See Note 11.

Note 10 – Capital Leases, Commitments and Contingencies

ESP Petrochemicals leases certain offices, facilities, equipment, and vehicles under non-cancelable operating and capital leases at various dates through 2015.

At December 31, 2009, future minimum contractual obligations were as follows:

	Capital Leases	Operating Leases
Year ending December 31, 2010	$20,624	105,000
Year ending December 31, 2011	20,624	105,000
Year ending December 31, 2012	20,279	105,000
Year ending December 31, 2013	9,413	26,250
Year ending December 31, 2014	18,414
Total minimum lease payments	89,354	341,250
Less: amount representing interest	(12,503)
Present value of minimum lease payments	$76,849

In March 2008, the Company entered into a five-year lease requiring monthly payments of $8,750. The Company has the option to renew the lease for a subsequent five-year term with monthly rent of $9,500. The Company also has the option to buy the facilities during the second year of the lease for $900,000. If the Company elects not to purchase the building during the second year of the lease, it has the option to purchase the building during the remainder of the initial term of the lease for an increased amount.

The landlord agreed to construct a laboratory building on the premises and a tank filling area and the Company agreed to pay the landlord an additional $20,000 at the end of the initial five year lease period if it does not renew the lease for the second five year term. The Company will amortize the additional costs over the initial period of the lease.

In February 2007, the Company entered into a lease for various chemical tanks with lease terms varying from six months to one year. Rental fees under this lease are determined on a per day basis in amounts of $1.65 per day or $1.75 per day depending upon the model of tank rented. As of December 31, 2009, the Company leases these tanks on a day to day basis.

A third party has threatened the Company with a civil action for money damages. The Company does not believe the allegations have merit, but has accrued a liability in the amount of $115,000 at December 31, 2009 which is the amount that management believes would be required to settle the claim.

Note 11 – Related party transaction

During the years ended December 31, 2009 and 2008, DDA Corporation LLC, which is wholly owned by the Company’s president, made several advances to the Company totaling $130,000 and $16,000, respectively. The advances were unsecured, bore no interest, and were due on demand. On July 1, 2009, the Company issued six convertible notes evidencing the Company’s obligation to repay the advances. The notes bear interest at 5% per year and mature on January 23, 2010.

On July 1, 2009, DDA Corporation assigned interest in those notes to third parties. On December 31, 2009, the third parties converted those notes in accordance with their terms and the $146,000 indebtedness in principal and $7098 accrued interest was thereby satisfied by the issuance of 4,374,244 shares of common stock.

During the year ended December 31, 2009, Diversified Consulting, LLC, which is wholly owned by the Company’s president, advanced the company $40,000 for the Company’s expanding operations. The advance was unsecured, bore no interest, and was due on demand. On July 1, 2009, the Company issued a convertible promissory note to Diversified Consulting, LLC to evidence the debt. On July 1, 2009, Diversified Consulting, LLC transferred that note to a third party. On December 31, 2009, third party converted the promissory note in accordance with its terms and the $41,853 indebtedness in principal and accrued interest was thereby satisfied by the issuance of 1,195,788 shares of common stock.

During the year ended December 31, 2009, shareholders and management have advanced the company $370,624 for the Company’s expanding operations, and the Company repaid $21,750 in cash due to entities owned by its President. On December 31, 2009, the third party assignees to the promissory notes that were issued to entities owned by President elected to convert the notes to common stock for settlement of the related party payable. The company issued 5,570,032 shares of stock valued $194,951. As a result, the Company evaluated the terms of the notes in accordance with SFAS No. 133, as amended, ASC 815 “ Accounting for Derivative Instruments and Hedging Activities ”, and ASC 815EITF Issue 00-19, “ Accounting for Derivative Financial Instruments to and Potentially Settled in a Company’s Own Stock .” ESP Resources determined that advance from management should be accounted as convertible note and not as a derivative instruments. ESP resources evaluated the conversion feature under EITF 98-5 and EITF 00-27, ASC 470 and determined that a beneficial conversion feature should be recognized and gave rise to a debt discount of $186,000. The $186,000 in debt discounts was accelerated and recorded as interest expense and has been treated as interest expense in the accompanying income statement.

At December 31, 2009 and 2008, the Company had balances due to stockholders and related parties as follows:

	2009	2008
Due to former shareholder	-	16,100
Due to CEO	216,500	60,000
Due to ESP Enterprises	58,039	100,000
Due to entities owned by President	$24,964	$-

The Company accrued consulting expenses to related entity owned by its President, Diversified Consulting, LLC. in the amount $84,140 and $- for the year ended December 31, 2008 and 2009. The amount is included in accrued expenses at December 31, 2008 and 2009.

On July 17, 2009, ESP entered into a three year employment agreement with Chris Metcalf to serve as CEO of the Company. Mr. Metcalf will receive cash compensation of $15,000 per month and normal employee benefits. In addition, he received a one-time grant of 1,500,000 shares of common stock, which will vest if he remains with the Company until June 1, 2010,

On July 17, 2009, ESP entered into a three year employment agreement with David Dugas to serve as President of the Company. Mr. Dugas will receive cash compensation of $15,000 per month and normal employee benefits. In addition, he received a one-time grant of 1,500,000 shares of common stock, which will vest if he remains with the Company until June 1, 2010.

On July 17, 2009, ESP entered into a three year employment agreement with Tony Primeaux to serve as President of ESP Petrochemicals. Mr. Primeaux will receive cash compensation of $10,000 per month and normal employee benefits. In addition, he received a one-time grant of 750,000 shares of common stock, which will vest if he remains with the Company until June 1, 2010.

Note 12 – Guarantee liability

On November 3, 2008, ESP provided a guarantee to a director of Aurora and Boreal who loaned $120,000 to Aurora and Boreal. ESP provided this guarantee to encourage the director’s continued employment and commitment ot the development of the concessions held by Aurora and Boreal, which the Company believed was vital to the future success of Aurora and Boreal. In the event that Aurora and Boreal did not repay the loan by the due date of June 1, 2009, ESP guaranteed to make the payment in the form of a convertible note due June 1, 2011. The convertible note is non interest bearing and is convertible into common stock of ESP at $1.20 per share. In exchange for issuing the convertible note to the director, ESP will receive the right to receive payments under the director’s note receivable from Aurora and Boreal. The required payments have not been made by Aurora and Boreal. ESP has not received a demand for payment from the lender to issue the convertible note.

In accordance with current accounting pronouncements, ESP recorded the fair value of the guarantee liability at $48,000, which represents the fair value of the note receivable from Aurora and Boreal which ESP would take over from the director. The fair value of the note receivable was determined using the face amount of the note of $120,000 reduced by a 60% allowance consistent with ESP’s other note receivable from Aurora and Boreal. ESP recorded the corresponding receivable at the net amount of $48,000 ($120,000 face amount reduced by a $72,000 valuation allowance). This $48,000 is included in notes receivable on the balance sheet. See further discussion in Note 5.

On June 1, 2009 when Aurora and Boreal did not make the required payments on their notes payable to the director, ESP determined that the value of the guarantee liability should be increased to the full face amount of the guaranteed note of $120,000, resulting in a loss on guarantee liability of $72,000.

Note 13 – Subsequent events

In January, February, and March, 2010, The Company received proceeds of $564,500 from sales of 8,064,287 units in a private placement. Each unit consist of one share of common stock, one warrant for the purchase of share of common stock at an exercise price of $.25 for a period of one year, and a warrant for the purchase of a share of common stock at an exercise price of $.75 for a period of one year beginning on the first anniversary of the issuance of the warrant. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: stock price on the measurement date of $.05-$.14; warrant term of 1-2 years; expected volatility of 40.89% -46.13%; and discount rate of .33%-.51%. The proceeds were allocated as follows:

Common stock	$563,174
$0.25 warrant	1,325
$0.75 warrant	1
Total proceeds	$564,500

The Company granted 158,506 shares of common stock to the consultant for the payment of January, February, and March, 2010 fees. The shares were valued and will recognize $12,822 as stock based compensation based on the fair value of those shares on the 10 days of the month per share average.

On February 1, 2010, the Company became obligated to issue 2,180,000 shares of common stock in connection with the extinguishment of the VM Consulting Debt for $76,300 in principal and interest.

PART II: Information not required in Prospectus

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Securities and Exchange Commission registration fee	$360
Legal fees and expenses	7,500
Copying	-
State Filing Fees	-

Total:	$7,860

Registration Expenses

All fees and expenses incident to the registrations will be borne by us whether or not any securities are sold pursuant to a registration statement.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of ESPI in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of ESPI if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in ESPI in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

RECENT SALES OF UNREGISTERED SECURITIES

For the nine months ended September 30, 2010, the Company received proceeds of $1,234,500 from sales of 17,635,714 units in a private placement.  Each unit consist of one share of common stock, one warrant for the purchase of share of common stock at an exercise price of $0.25 for a period of one year, and a warrant for the purchase of a share of common stock at an exercise price of $0.75 for a period of one year beginning on the first anniversary of the issuance of the warrant.  Each purchaser of the Securities represented to the Company that such purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D. The Company sold these unregistered securities in accordance with Rule 506 of Regulation D under the Securities Act of 1933, as amended. Proceeds were used for working capital to fund continuing operations.

EXHIBITS

Exhibit Number	Description

1.1	Licensing Agreement with Peter Hughes (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)

3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)

3.3
Articles of Merger filed with the Secretary of State of Nevada on September 19, 2007 and which is effective September 28, 2007 (incorporated by reference from our Current Report on Form 8-K filed on September 28, 2007)

3.4
Certificate of Change filed with the Secretary of State of Nevada on September 19, 2007 and which is effective September 28, 2007 (incorporated by reference from our Current Report on Form 8-K filed on September 28, 2007)

4.1	Regulation “S” Securities Subscription Agreement (incorporated by reference from our Registration Statement on Form SB-2 filed on April 18, 2006)

5.1	Opinion of Vincent & Rees

10.1
Share Purchase Agreement dated November 21, 2007 among our company, Pantera Oil and Gas PLC, Aurora Petroleos SA and Boreal Petroleos SA (incorporated by reference from our Current Report on Form 8-K filed on November 26, 2007)

10.2	Form of Advisory Board Agreement (incorporated by reference from our Current Report on Form 8-K filed on February 4, 2008)

10.3	Equity Financing Agreement dated February 12, 2008 with FTS Financial Investments Ltd. (incorporated by reference from our Current Report on Form 8-K filed on February 15, 2008)

10.4	Return to Treasury Agreement dated February 26, 2008 with Peter Hughes (incorporated by reference from our Current Report on Form 8-K filed on February 28, 2008)

10.5	Amending Agreement dated March 17, 2008 with Artemis Energy PLC, Aurora Petroleos SA and Boreal Petroleos SA (incorporated by reference from our Current Report on Form 8- K filed on March 19, 2008)

10.6	Subscription Agreement dated February 28, 2008 with Trius Energy, LLC (incorporated by reference from our Quarterly Report on Form 10-QSB filed on April 14, 2008)

10.7	Joint Venture Agreement dated February 24, 2008 with Trius Energy, LLC (incorporated by reference from our Quarterly Report on Form 10-QSB filed on April 14, 2008)

10.8
Second Amending Agreement dated July 30, 2008 among our company, Artemis Energy PLC (formerly Pantera Oil and Gas PLC), Aurora Petroleos SA and Boreal Petroleos SA (incorporated by reference from our Current Report on Form 8- K filed on August 5, 2008)

10.9
Amended and Restated Share Purchase Agreement dated September 9, 2008 among company, Artemis Energy PLC (formerly Pantera Oil and Gas PLC), Aurora Petroleos SA and Boreal Petroleos SA (incorporated by reference from our Annual Report on for 10-KSB filed on September 15, 2008)

10.10	Agreement dated October 31, 2008 with Lakehills Production, Inc. and a private equity drilling fund (incorporated by reference from our Current Report on Form 8-K filed on November 5, 2008)

10.11	Severance Agreement by and between Chris Metcalf and the Company dated as of August 18, 2010.

14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on August 28, 2007)

23.1	Consent of Independent Auditor

UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Nevada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scott, Louisiana, on the 15th day of October, 2010.

ESP RESOURCES, INC.

By:	/s/ David Dugas
David Dugas
President